CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF
THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
FILED WITH THE COMMISSION.

                                                                  EXECUTION COPY

                                   EXHIBIT 2.1
                                   -----------



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  By and Among

                         SAVOIR TECHNOLOGY GROUP, INC.,

                               MCBA SYSTEMS, INC.,

                               MICHAEL N. GUNNELLS

                                       and

                                  JOHN HARKINS




                                November 22, 1997

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE 1 DEFINITIONS.........................................................1

ARTICLE 2        PLAN OF REORGANIZATION; CLOSING..............................2
         2.1     The Merger...................................................2
         2.2     Effective Time...............................................2
         2.3     Effect of the Merger.........................................2
         2.4     Articles of Incorporation and Bylaws.........................2
         2.5     Directors and Officers.......................................2
         2.6     Effect on Capital Stock......................................2
                 (a)     Plan of Merger; Initial Consideration................2
                 (b)     Capital Stock of Acquisition Sub.....................3
                 (c)     Treasury Stock and STG Owned Stock...................3
         2.7     No Further Ownership Rights in MCBA Common Stock.............3
         2.8     Lost, Stolen or Destroyed Certificates.......................3
         2.9     Taking of Necessary Action; Further Action...................3
         2.10    Tax Treatment................................................4
         2.11    Reorganization...............................................4
         2.12    Earn-Out Payments............................................4
         2.13    Closing Date.................................................7
         2.14    Escrow for Initial Consideration.............................7
         2.15    Earn-Out Escrow..............................................7
         2.17    Adjustments to Earn-Out Stock................................8

ARTICLE 3        REPRESENTATIONS AND WARRANTIES OF MCBA AND
                 THE SELLING SHAREHOLDERS.....................................8
         3.1     Organization.................................................9
         3.2     Capital Structure; Title to Shares; Selling Shareholders
                     Authority................................................9
         3.3     Obligations With Respect to Capital Stock....................9
         3.4     Equity Investments...........................................9
         3.5     Authority....................................................9
         3.6     Consents and Approvals......................................10
         3.7     Financial Statements........................................10
         3.8     Business Changes............................................11
         3.9     Fixed Assets; Properties....................................12
         3.10    Accounts Receivable; Notes Receivable.......................13
         3.11    Taxes.......................................................14
         3.12    Employees; Compensation.....................................16
         3.13    Compliance with Law.........................................16
         3.14    Litigation..................................................17
         3.15    Contracts...................................................17
         3.16    No Default..................................................18

                                                                            Page
                                                                            ----

         3.17    Business and Customers.......................................18
         3.18    Inventories..................................................18
         3.19    Proprietary Rights...........................................19
         3.20    Insurance....................................................20
         3.21    Bank Accounts................................................20
         3.22    Brokers or Finders...........................................20
         3.23    Related Parties..............................................20
         3.24    Certain Advances.............................................20
         3.25    Union Activities.............................................21
         3.26    ERISA........................................................21
         3.27    Underlying Documents.........................................23
         3.28    Full Disclosure..............................................23
         3.29    Accounts Payable.............................................23
         3.30    Liabilities..................................................23
         3.31    Restricted Securities........................................23
         3.32    Purchase Entirely for Own Account............................23
         3.33    Permits......................................................24

ARTICLE 4        REPRESENTATIONS AND WARRANTIES OF STG........................24
         4.1     Organization.................................................24
         4.2     Authority....................................................24
         4.3     Consents and Approvals.......................................25
         4.4     Capital Structure............................................25
         4.5     Financial Statements.........................................25
         4.6     Securities and Exchange Commission Documents.................26
         4.7     No Conflict..................................................26
         4.8     Shares of STG Common Stock...................................26
         4.9     Brokers or Finders...........................................26
         4.10    Business Changes.............................................26
         4.11    Rule 144.....................................................27

ARTICLE 5        COVENANTS RELATING TO CONDUCT OF BUSINESS....................27
         5.1     Conduct of Business in Normal Course.........................27
         5.2     Preservation of Business and Relationships...................27
         5.3     Maintenance of Insurance.....................................27
         5.4     Employees and Compensation...................................27
         5.5     Dividends; Changes in Stock..................................27
         5.6     Issuance of Securities.......................................28
         5.7     Governing Documents..........................................28
         5.8     No Other Bids................................................28
         5.9     No Acquisitions..............................................28
         5.10    No Dispositions..............................................28
         5.11    Indebtedness.................................................28

                                                                            Page
                                                                            ----

ARTICLE 6         ADDITIONAL AGREEMENTS.......................................29
         6.1     Access to Information........................................29
         6.2     Legal Conditions.............................................29
         6.3     Good Faith...................................................29
         6.4     STG Governing Documents......................................30
         6.5     Current Available Information................................30
         6.6     Legend; Stop Transfer Instructions...........................30
         6.7     Continued Employment of MCBA Employees.......................30
         6.8     Collection of Accounts Receivable; Sale of Inventory.........30
         6.9     Books and Records............................................31
         6.10    Registration Rights..........................................31
         6.11    Preparation of Proxy Statement; Stockholder Meeting..........31
         6.12    Formation of Acquisition Sub.................................31

ARTICLE 7 CONDITIONS PRECEDENT................................................31
         7.1     Conditions to Obligations of STG and the MCBA Parties........31
                 (a)     Third-Party Approvals................................32
                 (b)     Legal Action.........................................32
                 (c)     Securities Laws......................................32
                 (d)     Governmental Consents................................32
         7.2     Conditions to Obligations of STG.............................32
                 (a)     Representations and Warranties.......................32
                 (b)     STG Board Approval...................................33
                 (c)     Performance of Obligations...........................33
                 (d)     Opinion of MCBA's Counsel............................33
                 (e)     Financial Statements.................................33
                 (f)     No Material Adverse Change...........................33
                 (g)     Gunnells, Non-Compete................................33
                 (h)     Escrow Agreement.....................................33
                 (i)     Earn-Out Escrow Agreement............................33
                 (j)     FIRPTA Compliance....................................33
                 (k)     Employment Agreement.................................33
                 (l)     Acceptance of STG Employment Offers..................33
                 (m)     Stockholder Approval.................................34
                 (n)     MCBA Closing Date Unaudited Balance Sheet............34
                 (o)     Consent of IBM.......................................34
                 (p)     Consent of Debt Holders..............................34
                 (q)     Innovative Business Systems, Inc.....................34
                 (r)     Harkins, Non-Compete.................................34
                 (s)     Transfer or Sublease of Leases.......................34
                 (t)     Cancellation of Indebtedness.........................34
         7.3     Conditions to Obligations of the MCBA Parties................35
                 (a)     Representations and Warranties.......................35
                 (b)     Performance of Obligations of STG....................35

                 (c)     Opinion of STG's Counsel.............................35
                 (d)     No Material Adverse Change...........................35
         7.4     Best Efforts.................................................35

ARTICLE 8 INDEMNIFICATION AND ESCROW..........................................35
         8.1     Indemnification by MCBA and the Selling Shareholders.........35
         8.2     Escrow Fund..................................................36
         8.3     Escrow Period................................................37
         8.4     Protection of Escrow Fund....................................37
         8.5     Distributions; Voting........................................37
         8.6     Claims Upon Escrow Fund......................................37
         8.7     Objections to Claims.........................................38
         8.8     Resolution of Conflicts; Arbitration.........................38
         8.9     Distribution upon Termination of Escrow Period...............39
         8.10    Escrow Agent's Duties........................................39
         8.11    Indemnification by STG.......................................39
         8.12    Indemnification Procedure....................................40

ARTICLE 9        TERMINATION, AMENDMENT AND WAIVER............................41
         9.1     Termination..................................................41
         9.2     Effect of Termination; Sole Remedy...........................42
         9.3     Amendment....................................................43
         9.4     Extension; Waiver............................................43

ARTICLE 10 GENERAL............................................................43
         10.1    Notices......................................................43
         10.2    Headings.....................................................44
         10.3    Entire Understanding.........................................44
         10.4    Counterparts.................................................44
         10.5    Binding Nature...............................................44
         10.6    Applicable Law...............................................44
         10.7    Attorneys' Fees..............................................44
         10.8    Payment of Expenses..........................................45

Exhibits
--------

Exhibit B         MCBA Disclosure Schedule
Exhibit C         STG Disclosure Schedule
Exhibit 2.15      Form of Earn-Out Escrow Agreement
Exhibit 6.10      Form of Registration Rights Agreement
Exhibit 7.2(d)    Form of Opinion of MCBA's Counsel
Exhibit 7.2(g)    Form of Michael N. Gunnells' Covenant Not to Compete
Exhibit 7.2(k)    Form of Employment Agreement
Exhibit 7.2(q)    Form of Innovative IRA

Exhibit 7.2(r)    Form of John Harkins and Innovative Covenant Not to Compete
Exhibit 7.3(c)    Form of Opinion of STG's Counsel
Exhibit 8.2(a)    Form of Escrow Agreement


                                    Schedules
                                    ---------

Schedule 3.7      MCBA's Financial Statements
Schedule 3.8(c)   MCBA Obligations
Schedule 3.8(d)   MCBA Payments
Schedule 3.8(g)   MCBA Pledged Collateral
Schedule 3.9(a)   Fixed Assets; Properties
Schedule 3.10     Accounts Receivable; Notes Receivable
Schedule 3.11(c)  Taxes
Schedule 3.12(b)  Compensation
Schedule 3.15     Contracts
Schedule 3.17     Customers
Schedule 3.18     Inventories
Schedule 3.19(a)  Proprietary Rights
Schedule 3.20     Insurance
Schedule 3.21     Bank Accounts
Schedule 3.26     Benefit Plans
Schedule 3.29     Accounts Payable
Schedule 3.30     Liabilities
Schedule 3.33     Permits
Schedule 6.7      Employees

CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF
THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
FILED WITH THE COMMISSION.

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), made and entered into as of the 22nd day of November, 1997 by and among SAVOIR TECHNOLOGY GROUP, INC., a Delaware corporation ("STG"), MCBA SYSTEMS, INC., an Alabama corporation ("MCBA"), MICHAEL N. GUNNELLS ("Gunnells") and JOHN HARKINS ("Harkins") (such individuals referred to herein collectively as the "Selling Shareholders" and, together with MCBA, the "MCBA Parties"),

                             W I T N E S S E T H:

         WHEREAS, STG will cause a wholly owned Delaware corporation to be formed as soon as practicable following the date hereof ("Acquisition Sub"); and

         WHEREAS, the Boards of Directors of STG and MCBA have each determined that it is in the best interests of their respective stockholders for STG to acquire MCBA; and

         WHEREAS, in furtherance of the acquisition, Acquisition Sub will merge with and into MCBA in a reverse triangular merger (the "Merger"), with MCBA to be the surviving corporation of the Merger; and

         WHEREAS, the Merger and this Agreement require the vote of at least a majority of the shares of common stock, par value $0.01 per share (the "STG Common Stock"), of STG voting at a meeting duly called for the purpose of voting on the Merger at which a majority of the outstanding shares are present in person or by proxy, for the approval thereof (the "STG Stockholder Approval"); and

         WHEREAS, upon the effectiveness of the Merger, all of the outstanding shares of common stock, par value $0.10 per share (the "MCBA Common Stock"), of MCBA will be converted into STG Common Stock; and

         WHEREAS, the Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of section 368(a)(2)(E) of the Code:

         NOW, THEREFORE, in consideration of the promises and of the mutual provisions, agreements and covenants herein contained, STG, MCBA and the Selling Shareholders agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

         The terms defined in this Agreement shall have their respective defined meanings whenever such terms are used in this Agreement unless the context expressly or by necessary implication otherwise requires.

                                    ARTICLE 2
                         PLAN OF REORGANIZATION; CLOSING
                         -------------------------------

         2.1 The Merger. At the Effective Time (as defined in Section 2.2
             ----------
hereof) and subject to and upon the terms and conditions of this Agreement, the General Corporation Law ("DGCL") of the State of Delaware and Alabama law, Acquisition Sub shall be merged with and into MCBA, the separate corporate existence of Acquisition Sub shall cease, and MCBA shall continue as the surviving corporation (the "Surviving Corporation").

         2.2 Effective Time. As promptly as practicable after the satisfaction
             --------------
or waiver of the conditions precedent set forth in Article 7 hereof, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger with the Secretary of State of the States of Alabama and Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the Alabama Business Corporation Act and the DGCL (the time of such filing being the "Effective Time").

         2.3 Effect of the Merger. At the Effective Time, the effect of the
             --------------------
Merger shall be as provided in the applicable provisions of Alabama law and in the DGCL. Without limiting the generality of the foregoing, and subject thereto, all of the assets, property, rights, privileges, powers and franchises of MCBA and Acquisition Sub shall vest in MCBA, and all of the debts, liabilities and duties of MCBA and Acquisition Sub shall become the debts, liabilities and duties of MCBA.

         2.4  Articles of Incorporation and Bylaws.
              ------------------------------------

         (a) At the Effective Time, the Articles of Incorporation of MCBA, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation unless otherwise determined by STG prior to the Effective Time.

         (b) The Bylaws of MCBA, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Alabama law, the Articles of Incorporation of MCBA and the Bylaws of MCBA.

         2.5 Directors and Officers. The officers and directors of Acquisition
             ----------------------
Sub immediately prior to the Effective Time shall be the initial officers and directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of MCBA and in each case until their respective successors are duly appointed, qualified and elected.

         2.6 Effect on Capital Stock. At the Effective Time, by virtue of the
             -----------------------
Merger and without any further action on the part of Acquisition Sub, MCBA or their respective shareholders, the following actions shall occur:

        (a) Plan of Merger; Initial Consideration. Each share of MCBA Common
            -------------------------------------
Stock issued and outstanding immediately prior to the Effective Time or deemed to be outstanding by virtue of any security outstanding at the Effective Time that is convertible into, exercisable or exchangeable for any capital stock of MCBA (each a "Share" and together the "Shares") will be converted automatically into the right to receive, and there shall be paid and issued as provided in this Agreement in exchange for such Share: (i) that number of shares of STG Common Stock, as shall equal Nine Hundred Thousand (adjusted pursuant to Section 2.17 hereof) divided by the total number of Shares (the "Initial Consideration"). In addition, the Selling Shareholders shall have the right to receive the Earn-Out Payments as described in Section 2.17 hereof. Upon surrender of the certificate or certificates representing the Shares at the Closing (as defined herein) new certificates for STG Common Stock shall be issued in accordance with this
Section 2.6(a). Such certificates shall include an appropriate securities law legend, providing, among other things, that the stock evidenced by the certificates are being acquired for investment purposes and are restricted securities, as set forth in Section 6.6(a) hereof. Ten percent (10%) of the Initial Consideration of STG Common Stock will be held by the escrow agent pursuant to the terms of Article 8 hereof.

         (b) Capital Stock of Acquisition Sub. The shares of capital stock of
             --------------------------------
Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become Five Thousand (5,000) validly issued, fully paid and nonassessable shares of Common Stock of the Surviving Corporation.

         (c) Treasury Stock and STG Owned Stock. Each Share issued and held in
             ----------------------------------
MCBA's treasury or owned by STG, and subsidiary of MCBA, STG or Acquisition Sub shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefore.

         2.7 No Further Ownership Rights in MCBA Common Stock. All shares of STG
             ------------------------------------------------
Common Stock issued upon the surrender for exchange of each Share in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. There shall be no further registration of transfers on the record of MCBA of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates evidencing Shares are presented to MCBA or STG for any reason, such Shares shall be deemed void and canceled.

         2.8 Lost, Stolen or Destroyed Certificates. In the event any
             --------------------------------------
certificates evidencing Shares shall have been lost, stolen or destroyed, STG shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such Shares of STG Common Stock.

         2.9 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Acquisition Sub with the full right, title and possession of all assets, property, rights, privileges, powers and franchises of MCBA and Acquisition Sub, the officers and directors of MCBA and Acquisition Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         2.10 Tax Treatment. The parties intend that the Merger be treated as a
              -------------
reorganization pursuant to the provisions of section 368(a)(1)(A) of the Code, by virtue of the provisions of section 368(a)(2)(E) of the Code. The parties hereto agree hereby to report the Merger as such.

         2.11 Reorganization. The parties intend to adopt this Agreement as a
              --------------
plan of reorganization and to consummate the Merger in accordance with the provisions of section 368(a)(1)(A) of the Code, by virtue of the provisions of section 368(a)(2)(E) of the Code. The parties believe that the total consideration to be received in the Merger by the Selling Shareholders, including the Initial Consideration and the payments received pursuant to
Section 2.12(b), Section 2.12(c) and Section 2.12(f) hereof, is equal to the total value of the Shares to be surrendered in exchange therefor. No other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Shares. The parties shall not take a position on any tax returns inconsistent with this Section 2.11. In addition, STG represents now, and as of the Closing Date, that it presently intends to continue MCBA's historic business or use a significant portion of MCBA's business assets in a business (the "MCBA business of STG"). STG has no current plan or intention to liquidate MCBA, to merge MCBA with and into another corporation, to sell or otherwise dispose of the capital stock of MCBA or to cause MCBA to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code. The provisions and representations contained or referred to in this Section 2.11 shall survive until the expiration of the applicable statute of limitations.

        2.12 Earn-Out Payments. The Selling Shareholders shall have the
             -----------------
opportunity to receive additional STG Common Stock pursuant to the following terms (the "Earn-Out Payments"):

         (a) The Earn-out Payments received by the Selling Shareholders will be based on the following components: (i) an amount equal to the MCBA Net Pretax Profit Dollars (as defined in Section hereof) for the twelve (12) month period ending December 31, 1998 (the "1998 Net Pretax Profit"); (ii) an amount equal to the MCBA Net Pretax Profit Dollars for the twelve (12) month period ending December 31, 1999 (the "1999 Net Pretax Profit"; (iii) an amount equal to five
(5) times the amount by which the 1998 Net Pretax Profit exceeds One Million Eight Hundred Thousand Dollars ($1,800,000) (the "Year 1 Profit Component"); and
(iv) an amount equal to five (5) times the amount by which the 1999 Net Pretax Profit exceeds One Million Eight Hundred Thousand Dollars ($1,800,000) (the "Year 2 Profit Component").

         (b) On or before January 31, 1999, STG shall calculate, and deliver notice of such calculation to the Selling Shareholders (the "Year 1 Calculation"), the 1998 Net Pretax Profit. If the 1998 Net Pretax Profit exceeds One Million Eight Hundred Thousand Dollars ($1,800,000), STG shall deliver to the Selling Shareholders, pursuant to Section hereof, an Earn-Out Payment to be paid to the Selling Shareholders equal to 75% of the Year 1 Profit Component (together, the "1998 Earn-Out Payment").

         (c) On or before January 31, 2000, STG shall calculate, and deliver notice of such calculation to the Selling Shareholders (the "Year 2 Calculation"), the 1999 Net Pretax Profit. If the 1999 Net Pretax Profits exceed One Million Eight Hundred Thousand Dollars ($1,800,000), STG shall deliver to the Selling Shareholders, pursuant to Section hereof, an Earn-Out Payment to be paid to the Selling Shareholders equal to (i) an amount equal to 25% of the Year 1 Profit Component and (ii) the Year 2 Profit Component (together, the "1999 Earn-Out Payment").

         (d) The Earn-Out Payments shall be paid in STG Common Stock in equal percentages to each of Gunnells and Harkins subject to the terms of Sections , and hereof. The value of the STG Common Stock to be issued as Earn-Out Payments shall be calculated based on the average closing price of the STG Common Stock (as quoted in the Wall Street Journal) for the ten (10) trading days up to, but excluding, the second trading day before December 30, 1998 and December 30, 1999, as applicable. The STG Common Stock held in escrow provided for in Section shall be disbursed from escrow as needed to make the Earn-Out Payments. The remaining shares of STG Common Stock payable under this Section shall be newly validly issued, fully paid and nonassessable, shares of STG Common Stock. The aggregate amount of all shares of STG Common Stock issued as Earn-Out Payments and as Initial Consideration shall not exceed Two Million Four Hundred Thousand (2,400,000) shares of STG Common Stock, adjusted pursuant to Section hereof.

         (e) MCBA Net Pretax Profit Dollars shall be calculated as follows ("MCBA Net Pretax Profit Dollars"): MCBA Revenue - (MCBA Cost of Goods Sold + MCBA Operating Expenses). For the purposes of this Section the following definitions shall apply:

                  (i) MCBA Revenue shall mean all revenues, fees, promotional payments, marketing development funds, service fees, fees from IBM Credit Corporation and any other fees or payments derived from sales through MCBA and System 390 sales through STG and its affiliates.


                  (ii) MCBA Cost of Goods Sold shall mean any direct cost associated with the sales of hardware, software, or any type of services through MCBA.

                  (iii) MCBA Operating Expenses shall mean those expenses incurred in the operation of MCBA. This shall exclude any allocations to MCBA of any corporate fees and expenses (including, but not limited to, operating, overhead, administrative or similar costs and expenses) from STG or any other affiliated company, but shall include the interest costs of, or income from, the working capital necessary to the operation of MCBA.

         For the purpose of calculating the Earn-Out Payments and MCBA Net Pretax Profit Dollars, separate books and records shall be maintained by STG with respect to the MCBA Revenue, MCBA Cost of Goods Sold and MCBA Operating Expenses. Such books and records shall be maintained in accordance with generally accepted accounting principles ("GAAP") and classified consistent with MCBA's past accounting practices.

         (f) The Selling Shareholders will be entitled to reasonable rights to audit the EarnOut Payments. Upon receipt of the Earn-Out Calculations from STG, the Selling Shareholders shall have ten (10) business days in which to request in writing that STG deliver within ten (10) business days of such request the books and records, and back up invoices and schedules, to the Selling Shareholders or their accountant to confirm the EarnOut Calculations. If within ten (10) business days after receipt of the Earn-Out Calculations from STG, the Selling Shareholders do not request such books and records or if within thirty
(30) business days after receipt of such books and records the Selling Shareholders do not object to the Earn-Out Calculations, STG shall deliver instructions to its transfer agent to issue and deliver to the Selling Shareholders the STG Common Stock pursuant to the EarnOut Payments as soon as reasonably practicable. If the Selling Shareholders request such books and records and within thirty (30) business days after receipt of such books and records, the Selling Shareholders object, in writing to STG, to the Earn-Out Calculations, STG and the Selling Shareholders shall work together in good faith to see if they can reach an agreement on the appropriate Earn-Out Payment. If within fourteen (14) calendar days the parties have not reached an agreement, the parties shall choose a nationally recognized accounting firm mutually agreed upon by STG and the Selling Shareholders who shall calculate the appropriate Earn-Out Payment. If no such agreement can be reached, then each of STG and the Selling Shareholders shall appoint one nationally recognized accounting firm, which accounting firms shall pick a third nationally recognized accounting firm who shall calculate the appropriate Earn-Out Payment. In the event that either STG or the Selling Shareholders shall fail to select a nationally recognized firm in accordance with the provisions of this subsection within thirty (30) days after notice by the other party that such selection should be made, and such other party has selected a nationally recognized accounting firm pursuant to the provisions hereof, the nationally recognized accounting firm selected by such party shall calculate the appropriate Earn-Out Payment. The decision of such nationally recognized accounting firm shall be conclusive and binding on both parties. Each of STG and the Selling Shareholders shall pay the costs and expenses of its own accountant and the Selling Shareholders shall pay the costs of the nationally recognized accounting firm selected by both parties or their representatives (the "Independent Accountant"); provided, however, that if a dispute arises that is resolved by the Independent Accountant and the amount of the Earn-Out Payment as calculated by the Independent Accountant exceeds by more than five percent (5%) the Earn-Out Calculations, STG shall pay the costs and expenses of the Selling Shareholders' and the Independent Accountant's costs and expenses.

         (g) During the period subsequent to Closing and ending on May 31, 2000,
(i) STG shall conduct its business in conformity with sound business practices and consistent with past practices and (ii) STG shall not take any voluntary action for the purpose of preventing the Selling Shareholders from being able to earn the Earn-Out Payments or avoiding or seeking to avoid the observance or performance of any of the terms under this Section 2.12, and shall at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate in order to protect the rights of the Selling Shareholders with respect to its ability to earn the Earn-Out Payments against impairment. Notwithstanding this Section 2.12(g), nothing contained herein shall require the officers and directors of STG to maintain STG's business in a manner or take actions that would violate their fiduciary duties to STG and its shareholders.

         (h) If between the date hereof and May 31, 2000, STG commences a voluntary case under the federal bankruptcy laws or a petition is filed against STG under the federal bankruptcy laws (the "Bankruptcy Date") and is not dismissed within ninety (90) days, the Selling Shareholders shall be entitled to receive out of the Earn-Out Escrow, as defined in Section 2.15 hereof, an amount of STG Common Stock equal to the Earn-Out Payments earned by them at the time of the Bankruptcy Date and, to the extent the Earn-Out Escrow is insufficient to pay the Earn-Out Payments earned by the Selling Shareholders, the Selling Shareholders shall be entitled to seek recovery of any remaining Earn-Out Payments due as unsecured creditors of STG in the related bankruptcy proceedings.

         2.13 Closing Date. The Closing under this Agreement (the "Closing")
              ------------
shall be held not more than two (2) business days following the satisfaction of all conditions precedent specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. In any event, if the Closing has not occurred on or before March 31, 1998, this Agreement may be terminated as provided in Section 9.1(c) hereof. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover St., Palo Alto, California, at 10:00 a.m. on such date, or at such other time and place as STG and MCBA may agree upon in writing.

         2.14 Escrow for Initial Consideration. The Selling Shareholders agree
              --------------------------------
that ten percent (10%) of the STG Common Stock issued to the Selling Shareholders pursuant to Section 2.6(a) of this Agreement will be placed in escrow, as described in Article 8 hereof, as security for indemnification as provided in Article 8 hereof and for the Selling Shareholders' obligations under
Section 6.8 hereof until six (6) months after the Effective Time. On such date STG, shall instruct the Escrow Agent to promptly deliver any share certificates to the Selling Shareholders in equal proportion.

         2.15 Earn-Out Escrow. At the Closing, STG shall pay to First Trust of
              ---------------
California, National Association, as escrow agent, Three Hundred Thousand (300,000) shares of STG Common Stock, adjusted pursuant to Section 2.17 hereof, issued to Gunnells and Harkins in equal proportion as owners, with voting and distribution rights in accordance with the EarnOut Escrow Agreement, subject only to the failure to achieve the Earn-Out Payments described in Section hereof, and as security for indemnification as provided in Article 8 hereof and for the Selling Shareholders' obligations under Section 6.8 hereof. The form of Escrow Agreement for the Earn-Out Payments is in the form attached hereto as EXHIBIT (the "Earn-Out Escrow Agreement").

         2.16  Right of Set-Off.
               ----------------

         (a) In addition to such other rights and remedies STG may have with respect to the collection of Indemnifiable Damages (as defined in Section hereof) owed by the Selling Shareholders to STG provided for in Article 8 hereof, the collection of Accounts Receivable or the Sale of Inventory (as defined in Section 6.8 hereof) provided for in
Section 6.8 hereof, STG shall have the right of set-off and shall have the right to charge any part or all of the Indemnifiable Damages, or uncollected Accounts Receivable or Unsold Inventory owed by the Selling Shareholders to STG against the Earn-Out Payments upon compliance with the notice, dispute and arbitration provisions as set forth in this Section 2.16 (the "Right of Set-Off").

         (b) STG shall provide written notice to the Spokesperson (as defined in Section 8.7 hereof), of STG's intent to exercise its Right of Set-Off (the "Set-Off Notice"), specifying in reasonable detail the individual items of Indemnifiable Damages included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty or claim to which such item is related.

         (c) For the purpose of a Right of Set-Off pursuant to this Agreement, each share of STG Common Stock shall be valued at an amount equal to the average ten (10) day closing price per share of STG Common Stock on The Nasdaq Stock Market prior to the date on which the STG Common Stock is to be paid as an Earn-Out Payment.

         (d) Upon receipt of the Set-Off Notice, the Spokesperson shall have thirty (30) days after such delivery to object in writing to any Right of Set-Off. If the Spokesperson shall object in writing to the Set-Off Notice, the Spokesperson and STG shall attempt in good faith to agree upon the rights of the respective parties with respect to each claim therein. If no such agreement can be reached after good faith negotiation within sixty (60) days after objection by either the Spokesperson or STG, either STG or the Spokesperson may demand arbitration of the matter and the matter shall be settled by arbitration conducted in the manner set forth in Section 8.8 hereof.

         (e) STG shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which a Right of Set-Off may be sought under this Agreement, and shall otherwise comply with all the provisions of Section 8.12 hereof.

         2.17 Adjustments to Earn-Out Stock. The amount of STG Common Stock
              -----------------------------
issued as Initial Consideration or Earn-Out Payments shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible int STG Common Stock), reorganization, recapitalization or other like change with respect to STG Common Stock effected without consideration, occurring after the date hereof.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF MCBA
                     --------------------------------------
                          AND THE SELLING SHAREHOLDERS
                          ----------------------------

         Except as otherwise set forth in the disclosure schedule attached hereto as EXHIBIT B (the "Disclosure Schedule"), MCBA and the Selling Shareholders represent and warrant to STG as of the date hereof as follows:

         3.1 Organization. MCBA is a corporation duly organized, validly
             ------------
existing and in good standing under the laws of the State of Alabama, and is not required to be qualified in any other jurisdiction except where the failure to be so qualified will not have a material adverse effect on MCBA and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         3.2 Capital Structure; Title to Shares; Selling Shareholders Authority.
             ------------------------------------------------------------------
The authorized capital stock of MCBA consists of Ten Thousand (10,000) shares of common stock, par value $0.10 per share. As of the date hereof and as of the Closing Date, Five Thousand (5,000) shares of MCBA Common Stock were issued and outstanding. Gunnells and Harkins are the sole shareholders of MCBA, and each own Two Thousand Five Hundred (2,500) shares of MCBA Common Stock.

         All of the outstanding MCBA Common Stock was issued in compliance with applicable federal and state securities laws and regulations. All of the outstanding shares of MCBA Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, MCBA's Articles of Incorporation or Bylaws, or any agreement to which MCBA or the Selling Shareholders is a party.

         Each Selling Shareholder has, and on the Closing Date will have, good and marketable title to the shares of MCBA Common Stock proposed to be sold by such Selling Shareholder and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such shares of MCBA Common Stock hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such shares of MCBA Common Stock hereunder, Buyer will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

         3.3 Obligations With Respect to Capital Stock. There are no options,
             -----------------------------------------
warrants, calls, rights, commitments or agreements of any character to which MCBA or the Selling Shareholders is a party or by which it is bound obligating MCBA or the Selling Shareholders to issue any shares of capital stock of MCBA or obligating MCBA or the Selling Shareholders to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts, proxies or other agreements with respect to the shares of capital stock of MCBA.

        3.4 Equity Investments. MCBA does not own any equity stock or interest,
            ------------------
directly or indirectly, in any corporation, partnership, joint venture, firm or other entity. MCBA has no Subsidiaries (as such term is defined in Section hereof).

        3.5 Authority. MCBA has all requisite corporate power and authority to
            ---------
enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MCBA. This Agreement has been duly executed and delivered by MCBA and the Selling Shareholders and constitutes the valid and binding obligation of MCBA and the Selling Shareholders, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 7 are satisfied, the execution and delivery of this Agreement does not nor will not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Articles of Incorporation or Bylaws of MCBA or (b) any material agreement or instrument, permit, franchise, license, judgment, order, decree, rule or regulation of any court or governmental agency or body applicable to MCBA or the Selling Shareholders or their respective properties or assets.

         3.6 Consents and Approvals. No consent, approval, order or
             ----------------------
authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority (a "Governmental Entity"), is required by or with respect to MCBA or the Selling Shareholders in connection with the execution and delivery of this Agreement by MCBA or the Selling Shareholders or the consummation by MCBA or the Selling Shareholders of the transactions contemplated hereby or thereby, except (a) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) the filing of the Certificate of Merger with the Secretary of State of the State of Alabama and appropriate documents with the relevant authorities of other states in which MCBA is qualified to do business, (c) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals") or state securities or "blue sky" laws, and (d) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on MCBA or prevent or result in a third party materially delaying the consummation of the Merger.

         3.7 Financial Statements. MCBA has furnished STG with audited
             --------------------
statements of income and retained earnings for the fiscal year ended December 31, 1996 and MCBA's audited consolidated balance sheet at December 31, 1996 (the "MCBA Audited Financials"). MCBA has furnished STG with a reviewed statement of income and retained earnings for the fiscal year ended December 31, 1995 and MCBA's reviewed consolidated balance sheet at December 31, 1995 (the "MCBA Reviewed Financials"). MCBA has furnished STG with an unaudited statement of income and retained earnings for the Nine (9) month period ended September 30, 1997 and MCBA's unaudited consolidated balance sheet at September 30, 1997 (the "MCBA Balance Sheet"). All such financial statements are attached hereto as
SCHEDULE 3.7. Prior to Closing, MCBA shall furnish STG with an audited statement of income and retained earnings for the fiscal year ended December 31, 1997 and MCBA's audited consolidated balance sheet at December 31, 1997. Within sixty
(60) days following Closing, MCBA will furnish to STG an audited Closing Date balance sheet of MCBA and statement of income and retained earnings for the period ended as of the Closing Date (the

"Closing Date Balance Sheet"). All of the above financial statements are hereinafter referred to as the "MCBA Financial Statements." The MCBA Financial Statements have been and will be complete, true and accurate in all material respects and, except for any interim financial statements, have been prepared by an independent certified public accountant in accordance with GAAP applied on a consistent basis during the periods involved, and are or will be in accordance with MCBA's books and records, and fairly present the financial position of MCBA and the results of its operations as of the date and for the periods indicated thereon. At the date of the MCBA Balance Sheet (the "MCBA Balance Sheet Date") and as of the Closing Date, MCBA had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the MCBA Balance Sheet or Closing Date Balance Sheet or the accompanying notes thereto.

         3.8 Business Changes. Since September 30, 1997, except as otherwise
             ----------------
contemplated by this Agreement or as disclosed in writing to STG, MCBA has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

         (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of MCBA which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of MCBA.

         (b) MCBA has not issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of MCBA.

         (c) Except as disclosed on SCHEDULE 3.8(c), MCBA has not incurred debt for borrowed money, nor incurred any obligation or liability except in the ordinary and usual course of business and in any event not in excess of ten Thousand Dollars ($10,000) for any single occurrence.

         (d) Except for the payments identified in SCHEDULE 3.8(d), MCBA has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business and in any event not in excess of Ten Thousand Dollars ($10,000) for any single occurrence.

         (e) MCBA has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of MCBA.

         (f) MCBA has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of MCBA.

         (g) Except as disclosed on SCHEDULE 3.8(g), MCBA has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, other than inventory sold in the normal course of business or accounts receivable.

         (h) MCBA has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except, in the case of such other assets and property, in the ordinary and usual course of business, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of Five Thousand Dollars ($5,000) for any single item or TwentyFive Thousand Dollars ($25,000) in the aggregate other than inventory sold or returned in the normal course of business.

         (i) MCBA has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity; MCBA has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of Five Thousand Dollars ($5,000) for any single item or Twenty-Five Thousand Dollars ($25,000) in the aggregate.

         (j) MCBA has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

         (k) MCBA has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.19 hereof).

         (l) MCBA has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.

        (m) MCBA has not effected or agreed to effect any change in its directors, officers or key employees.

         (n) MCBA has not effected or committed itself to effect any amendment or modification in its Articles of Incorporation or Bylaws, except as contemplated in this Agreement.

         3.9  Fixed Assets; Properties.
              ------------------------

         (a) SCHEDULE 3.9(a) sets forth the real and personal property, including fixed assets and equipment, owned or leased by MCBA. The MCBA Balance Sheet reflects and the Closing Date Balance Sheet will reflect all of the personal property owned or leased and used by MCBA in its business or otherwise held by MCBA, except for (i) property acquired or disposed of in the ordinary and usual course of the business of MCBA since the date of such Balance Sheet, and (ii) personal property not required under GAAP to be reflected thereon. Except as reflected in the notes to the MCBA Balance Sheet and Closing Date Balance Sheet or SCHEDULE 3.8(g), MCBA has good and marketable title to all assets and properties listed on the MCBA Balance Sheet and Closing Date Balance Sheet and thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet delinquent. The fixed assets described in
SCHEDULE 3.9(a) constitute all of the tangible personal property (other than inventory) currently used in the business. All of the fixed assets reflected on the MCBA Balance Sheet and Closing Date Balance Sheet or thereafter acquired are in good condition and repair for the requirements of the business as presently conducted by MCBA.

         (b) MCBA has provided STG with a full and complete list of all real and personal property leased by MCBA or under option to purchase by MCBA. All such property leased by MCBA is held under valid, existing and enforceable leases. The operations of MCBA thereon do not violate any applicable material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations.

         (c) To the best of MCBA's and the Selling Shareholders' knowledge there are no Hazardous Substances in, under or about the soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by MCBA. MCBA has not disposed of any Hazardous Substances on or about such property. MCBA has not disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment. "Hazardous Substances" shall mean any substance regulated or prohibited by any law or designated by any governmental agency to be hazardous, toxic, radioactive, regulated medical waste or otherwise a danger to health or the environment.

         (d) MCBA has conducted its business in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities relating to Hazardous Substances and the use, storage, treatment, disposal, transport, generation, release and exposure of others to Hazardous Substances. MCBA has not received any notice of any investigation, claim or proceeding against MCBA relating to Hazardous Substances and MCBA is not aware of any fact or circumstance which could involve MCBA in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon MCBA.

         3.10 Accounts Receivable; Notes Receivable. SCHEDULE 3.10 contains a
              -------------------------------------
summary of the accounts receivable of MCBA as of September 30, 1997, together with an accurate aging of such accounts receivable. The accounts receivable set forth on SCHEDULE 3.10 and those outstanding and unpaid as of the Closing Date that will be reflected in the Closing Date Balance Sheet (together, the "Accounts Receivable") arose out of or will arise out of the bona fide furnishing of goods and services, each in the operation of the business of MCBA, and require or will require no additional performance by MCBA. To the best of MCBA's and the Selling Shareholders' knowledge the Accounts Receivable are collectible at their full amounts, subject only to the amount of any bad debt allowance reflected on the Closing Date Balance Sheet. Except as set forth on
SCHEDULE 3.10, the notes receivable are obligations of current customers of MCBA, whether on an open account or cash on delivery basis, and there are no disputes between MCBA and any obligor under any such note receiv-able with respect to the amount owing or the payment terms thereunder. MCBA has provided STG with accurate information concerning amounts and aging of Accounts Receivable and with an accurate customer list of MCBA. MCBA shall prepare an Accounts Receivable report as of the end of the business day preceding the Closing Date (the "Report") which shall include MCBA's trade accounts receivable arising out of the operation of MCBA's business in the ordinary course which are unpaid as of the Closing Date and which reconciles to the Closing Date Balance Sheet. The Report shall be attached hereto as of the Closing Date as SCHEDULE 3.10.

         3.11  Taxes.
               -----

         (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

         (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of MCBA (collectively, the "MCBA Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date. The MCBA Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The MCBA Balance Sheet (i) fully accrues consistent with past practices and in accordance with GAAP all actual and contingent liabilities for Taxes with respect to all periods through the MCBA Balance Sheet Date and (ii) properly accrues consistent with past practices and in accordance with GAAP all liabilities for Taxes payable after the MCBA Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the MCBA Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

         (c) No Tax liability since the MCBA Balance Sheet Date has been incurred other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a quarterly or, with respect to employment taxes, monthly basis. MCBA has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. Except as set forth in SCHEDULE 3.11(c), all MCBA Returns filed with respect to federal income tax returns for Taxable years of MCBA in the case of the United States, have been examined and closed and copies of audit reports previously have been provided to STG or are MCBA Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. MCBA has not granted any extension or waiver of the limitation period applicable to any MCBA Returns.

         (d) There is no claim, audit, action, suit, proceeding or investigation now pending or, to the best knowledge of MCBA, threatened against or with respect to MCBA in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by MCBA which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither MCBA nor any person on behalf of MCBA has entered into or will enter into any agreement or consent pursuant to section 341(f) of the Code. There are no liens for Taxes upon the assets of MCBA except liens for current Taxes not yet due. Except as may be required as a result of the Merger, MCBA has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to section 481 or 263A of the Code or any comparable provision under state, local or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time.

         (e) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of MCBA that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to section 280G or section 162 of the Code (as determined without regard to section 280G(b)(4)). Other than pursuant to this Agreement, MCBA is not a party to or bound by (and will not prior to the Effective Time become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than MCBA. None of the assets of MCBA (i) is property that MCBA is required to treat as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code, (iii) is "tax exempt use property" within the meaning of section 168(h) of the Code or (iv) is property the taxable disposition of which would give rise to "recognized built-in gain" within the meaning of section 1374 of the Code or comparable provisions of state, local or foreign Tax laws. MCBA has not participated in (and prior to the Effective Time MCBA will not participate in) an international boycott within the meaning of section 999 of the Code. MCBA has previously provided or made available to STG true and correct copies of all MCBA Returns, and, as reasonably requested by STG, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

         (f) Since the date of its incorporation, MCBA has validly elected to be, has been continuously, and is currently and validly taxable as an "S corporation" under section 1361, et seq., of the Code and comparable provisions of applicable state, local and foreign Tax laws. No event has occurred nor will have occurred prior to the Effective Time which has terminated or will terminate, under section 1362(d) of the Code or comparable provisions of state, local or foreign Tax laws, the election of TSI to be so taxable. As of the Effective Time, and except as set forth in SCHEDULE 3.11(c), MCBA will have no "accumulated earnings and profits" within the meaning of section 1362(d)(3) of the Code or comparable provisions of state, local or foreign Tax laws.

          (g) MCBA is not liable for and will not prior to the Effective Time become a party to or liable for, nor will it become liable for in the future as a result of any actions taken by MCBA or the Selling Shareholders prior to the Effective Time, any taxes, including, without limitation, any payroll taxes, incurred by Mini-Computer Business Application, Inc. or Innovative Business Systems, Inc. (together, the "Affiliated Companies") including, without limitation, as a result of any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions). MCBA is not a party to or liable for, nor is any of the property of MCBA subject to any liens relating to, the Installment Agreement by and among the Internal Revenue Service ("IRS"), Mini-Computer Business Applications Inc. and Innovative Business Systems, Inc. dated as of February 26, 1996.

         3.12 Employees; Compensation. MCBA has provided in SCHEDULE 3.12(b) a
              -----------------------
full and complete list of (a) all directors, officers, employees or consultants of MCBA as of the date set forth thereon, specifying their names and job designations, their dates of hire, the total amount paid or payable as wages, salaries or other forms of direct compensation, the basis of such compensation, whether fixed or commission or a combination thereof, and (b) except as set forth on SCHEDULE 3.26, all employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement. Since September 30, 1997, MCBA has not paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than wages, salaries and benefits at the times and rates in effect on SCHEDULE 3.12(b), nor has it effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement except as set forth on SCHEDULE 3.12(b) or
SCHEDULE 3.26. MCBA does not have any bonus plan or obligations with respect to any bonus plan, except as set forth in SCHEDULE 3.12(b).

         3.13 Compliance with Law. All material licenses, franchises, permits,
              -------------------
clearances, consents, certificates and other evidences of authority of MCBA which are necessary to the conduct of MCBA's business ("Permits") are in full force and effect and MCBA is not in violation of any Permit in any material respect. The business of MCBA has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

         3.14 Litigation. Except for litigation initiated by MCBA relating to
              ----------
collections, there is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending against MCBA, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on MCBA), and none have been threatened. MCBA and the Selling Shareholders are aware of no facts which, if known to shareholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation. MCBA is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

         3.15 Contracts. Except as provided herein, MCBA has provided STG with a
              ---------
complete list in SCHEDULE 3.15 of each executory contract and agreement in the following categories to which MCBA is a party, or by which it is bound in any respect: (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, in any case involving more than Five Thousand Dollars ($5,000); (b) contracts or agreements for the joint performance of work or services, and all other joint venture agreements; (c) management or employment contracts, consulting contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement);
(f) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any share of capital stock of MCBA; (g) contracts or agreements with agents, brokers, consignees, sales representatives or distributors; (h) contracts or agreements with any director, officer, employee, consultant or shareholder; (i) powers of attorney or similar authorizations granted by MCBA to third parties; (j) licenses, sublicenses, royalty agreements and other contracts or agreements to which MCBA is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights (as defined in Section 3.19 hereof); and (k) other material contracts.

         MCBA has not entered into any contract or agreement containing covenants limiting the right of MCBA or the Selling Shareholders to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

         The contract, dated January 11, 1996 and as amended on January 25, 1996, by and between MCBA and Bluebird Systems (the "Bluebird Contract") provides that: (i) MCBA is obliged to pay commissions only to those customers listed on SCHEDULE 3.15 hereto and (ii)

MCBA's obligations and liabilities pursuant to the Bluebird Contract are contractually limited to an amount not to exceed Five Hundred Thousand Dollars ($500,000). MCBA has no other contractual obligations to Bluebird Systems or any other person or entity related to Bluebird Systems.

         Except for the loan agreement between Mini-Computer Business Applications, Inc. and First Commercial Bank pursuant to which MCBA is debtor, MCBA has no other bank line of credit, loans or other similar contracts or agreements with banks or financial institutions.

         3.16  No Default.
               ----------

         (a) Each of the contracts, agreements or other instruments referred to in Section 3.15 hereof and each of the standard customer agreements or contracts of MCBA is a legal, binding and enforceable obligation by or against MCBA, subject only to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To the MCBA Parties' knowledge, no party with whom MCBA has an agreement or contract is in default thereunder or has breached any term or provision thereof which is material to the conduct of MCBA's business.

         (b) MCBA has performed, or is now performing, the obligations of, and MCBA is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has raised any claim, dispute or controversy with respect to any of the executory contracts of MCBA, nor has MCBA received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by MCBA with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

         3.17 Business and Customers. SCHEDULE 3.17 is a list of all of MCBA's
              ----------------------
customers from whom more than Five Thousand Dollars ($5,000) in revenues were received in the Nine (9) months ended September 30, 1997 and up to the Closing Date.

         3.18 Inventories. The inventories of MCBA consist of items of a quality
              -----------
and quantity usable and salable (within less than six (6) months from the date of Closing) in the normal course of the business, subject only to balance sheet reserves as set forth on the MCBA Balance Sheet or Closing Date Balance Sheet. MCBA's inventories relating to MCBA's business which are on hand as of the Closing Date shall be referred to herein as the "Inventories". A physical inventory shall be taken no earlier than the weekend preceding the date of the Closing (the "Physical Inventory"). A Physical Inventory list shall be prepared that includes a description of each Inventory item, the number of units of each item on hand as of the date of the Physical Inventory and the value of said Inventory on a lower of cost or market basis (the "Listing"). The Listing is attached hereto as
SCHEDULE 3.18. In addition, a summary of inventory on hand as of September 30, 1997 is set forth in SCHEDULE 3.18. All items included in such inventories are owned by MCBA. All inventory on hand at Closing will be set forth on the Closing Date Balance Sheet. Except for inventory pledged as collateral to IBM Credit Corporation, no items included in the Inventories have been pledged as collateral or are held by MCBA on consignment from others. All the Inventories reflected on the balance sheets included in the Financial Statements and on the books of MCBA are based on quantities determined from month-end physical count, and are valued in the Financial Statements at the lower of cost (last-in, first-out) or market and on a basis consistent with that of prior periods.

         3.19  Proprietary Rights.
               ------------------

         (a) MCBA has provided STG with a complete list in writing in SCHEDULE 3.19(a) of all computer software, software programs, patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned or used by MCBA or in which it has any rights or licenses, except for software used by MCBA and generally available on the commercial market. MCBA has provided STG with a complete and accurate description in SCHEDULE 3.19(a) of all agreements of MCBA with each officer, employee or consultant of MCBA providing MCBA with title and ownership to patents, patent applications, trade secrets and inventions developed or used by MCBA in its business. All of such agreements so described are valid, enforceable and legally binding, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

         (b) MCBA owns or possesses licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of MCBA, and the same are sufficient to conduct MCBA's business as it has been and is now being conducted.

         (c) To the best of MCBA's and the Selling Shareholders' knowledge, the operations of MCBA do not conflict with or infringe, and no one has asserted to MCBA or the Selling Shareholders that such operations conflict with or infringe, on any Proprietary Rights, owned, possessed or used by any third party. To the best of MCBA's and the Selling Shareholders' knowledge, there are no claims, disputes, actions, proceedings, suits or appeals pending against MCBA with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on MCBA), and, none has been threatened against MCBA. To the knowledge of MCBA and the Selling Shareholders, there are no facts or alleged facts which would reasonably serve as a basis for any claim that MCBA does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of MCBA as it has been and is now being conducted.

         (d) To the best of MCBA's and the Selling Shareholders' knowledge, no employee of MCBA is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with MCBA or any previous employer.

         3.20 Insurance. MCBA has provided STG with a complete list in SCHEDULE
              ---------
3.20 of all policies of insurance to which MCBA is a party or is a beneficiary or named insured. MCBA has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. All the insurable properties of MCBA are insured in amounts and coverage and against risks and losses which are adequate and usually insured against by persons holding or operating similar properties in similar businesses. There were no claims in excess of Ten Thousand Dollars ($10,000) asserted under any of the insurance policies of MCBA in respect of all motor vehicle, general liability, professional liability, errors and omissions, and worker's compensation claims, nor medical claims in excess of Twenty-Five Thousand Dollars ($25,000) for the period from the MCBA incorporation date to the date of this Agreement.

         3.21 Bank Accounts. MCBA has furnished to STG a true and correct list
              -------------
in SCHEDULE 3.21 setting forth the names and addresses of all banks, other institutions and state governmental departments at which MCBA has accounts, deposits or safety deposit boxes, or special deposits required to be held by such state governmental departments with the nature of such account and the names of all persons authorized to draw on or give instructions with respect to such accounts or deposits, or to have access thereto, and the names and addresses of all persons, if any, holding a power-of-attorney on behalf of MCBA. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

         3.22 Brokers or Finders. Except for dealings with Alliant Partners,
              ------------------
which was retained by STG, MCBA has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. MCBA has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.23 Related Parties. No officer or director of MCBA, or any Affiliate
              ---------------
of any such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which currently furnishes or sells services or products which are similar to those furnished or sold by MCBA, or (b) a beneficial interest in any contract or agreement to which MCBA is a party or by which MCBA may be bound. For purposes of this SECTION 3.23, there shall be disregarded any interest which arose solely from the ownership of less than a two percent (2%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

         3.24 Certain Advances. There are no receivables of MCBA owing from
              ----------------
directors, officers, employees, consultants or shareholders of MCBA, or owing by any affiliate of any director or officer of MCBA, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses which are not in excess of Two Thousand Five Hundred Dollars ($2,500) for any one individual.

        3.25 Union Activities. None of the employees of MCBA are represented by
             ----------------
any union or are parties to any collective bargaining arrangement, and no attempts are being made to organize or unionize any of the MCBA employees.

         3.26  ERISA.
               -----

         (a) SCHEDULE 3.26 hereto lists all employee pension benefit plans, multi-employer plans and employee welfare benefit plans (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering active, former or retired employees of MCBA. MCBA has furnished to STG copies or descriptions of each employment, severance or other similar contract, arrangement or policy and each plan, agreement, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), vacation benefits, severance benefits, disability benefits, early retirement benefits, death benefits, hospitalization benefits, 401(k) plans, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of compensation or post-retirement benefits.

        (b) Except as set forth in SCHEDULE 3.26, MCBA and the Selling Shareholders represent as follows:

         (i)      MCBA Retirement Plans; ERISA Affiliate Retirement Plans.
                  -------------------------------------------------------

                  (A) Each benefit plan is in substantial compliance with all applicable laws and regulatory requirements, and has been administered substantially in accordance with its terms. MCBA and the Selling Shareholders know of no circumstances likely to result in the denial or revocation of tax-qualification of any benefit plan intended to be tax-qualified under Section 401(a) of the Code. No material liabilities, other than for payment of benefits in the ordinary course, have been incurred nor, to the knowledge of MCBA or the Selling Shareholders, do any facts exist which are reasonably likely to result in any material liability (whether or not asserted as of the date hereof) of MCBA arising by virtue of any event, act or omission occurring prior to the Closing Date with respect to any benefit plan. To the knowledge of MCBA or the Selling Shareholders, no liens under Code Section 412(n) or ERISA Section 4068(a) nor liabilities under ERISA Section 4069(a) or Section 4201(a) exist with respect to any employee benefit plan (within the meaning of Section 3(a) of ERISA) of the MCBA or any member of an ERISA affiliated group (as defined under Section 414(b), (c) or (m) of the Code) which would have a material adverse effect on MCBA, nor do any facts exist which are reasonably likely to result in the assertion of such liens or liabilities.

                  (B) MCBA does not sponsor any defined benefit plan as defined in Section 3(35) of ERISA and has no liability with respect to any defined benefit plan.

                  (C) To the best of MCBA's and the Selling Shareholders' knowledge, with respect to the MCBA, Inc. Employee Savings and Protection Plan, there has been no breach of fiduciary duty that would result in liability that would be covered by a fidelity bond required under Section 412 of ERISA.

         (ii) MCBA multiemployer pension plans; ERISA Affiliate multiemployer
              ---------------------------------------------------------------
         pension plans.
         -------------

                  (A) MCBA has not withdrawn from a MCBA multiemployer pension plan as defined in section 4001(a)(3) of ERISA, in a "complete withdrawal" or a "partial withdrawal" as defined in sections 4203 and 4205 of ERISA, respectively, so as to result in a liability to MCBA which has not been fully paid. To the best of MCBA's and the Selling Shareholders' knowledge, no Affiliate has withdrawn from an Affiliate multiemployer pension plan in a "complete withdrawal" or a "partial withdrawal" as defined in sections 4203 and 4205 of ERISA, respectively, so as to result in a material liability to MCBA which has not been fully paid.

                  (B) To the best of MCBA's and the Selling Shareholders' knowledge, with respect to each multiemployer pension plan: (i) no such plan has been terminated or has been in reorganization under ERISA so as to result in any material liability to MCBA under Title IV of ERISA; and (ii) no proceeding has been initiated by any person (including the PBGC) to terminate any such plan so as to result in any such material liability.

         (iii) MCBA Welfare Plans. To the best of MCBA's and the Selling
               ------------------
         Shareholders' knowledge, each MCBA welfare plan, as defined in section 3(1) of ERISA, has been administered so as to comply with applicable laws except where the failure to so comply would not have a material adverse effect.

         (iv) MCBA Benefit Arrangements. To the best of MCBA's and the Selling
              -------------------------
         Shareholders' knowledge, each MCBA benefit arrangement plan has been administered so as to comply with applicable laws except where the failure to so comply would not have a material adverse effect.

         (v) No Severance or Accelerated Benefits Triggered. Except as otherwise
             ----------------------------------------------
         provided in Section 3.26 hereof, no severance, extraordinary compensation or similar payments are payable to any MCBA employee, nor are any benefits of any MCBA employee accelerated, under the terms of any employee benefit plan or agreement with an employee as a consequence of the transaction contemplated by this Agreement which would result in a liability for MCBA after the Closing Date for actions taken on or before the Closing Date.

         (vi)  No Liens.  Neither MCBA nor any of the Assets are subject to any
               --------
         lien under ERISA or the Code.

         3.27 Underlying Documents. Copies of any underlying documents listed or
              --------------------
described as having been disclosed to STG pursuant to this Agreement have been furnished to STG. All such documents furnished to STG are true and correct copies, and there are no amendments or modifications thereto that have not been disclosed to STG. The minute books of MCBA contain complete and accurate records of all meetings and other corporate actions taken by the directors and shareholders of MCBA.

         3.28 Full Disclosure. Any information furnished by MCBA to STG in
              ---------------
writing pursuant to this Agreement (including the Schedules hereto), at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

         3.29 Accounts Payable. SCHEDULE 3.29 contains a summary of the accounts
              ----------------
payable of MCBA as of September 30, 1997, together with an accurate aging of such accounts payable. Those accounts payable and those outstanding on the Closing Date that will be reflected in the Closing Date Balance Sheet (collectively, the "Accounts Payable") arose or will arise in the normal and ordinary course of the business of MCBA. Except as set forth on SCHEDULE 3.29, the Accounts Payable are not past due and there are no collection actions currently pending with respect to such Accounts Payable. Also listed in SCHEDULE
3.29 are the accounts payable arising out of the operation of MCBA's business in the ordinary course which are unpaid as of the Closing Date.

         3.30 Liabilities. Except as disclosed in the MCBA Balance Sheet or in
              -----------
SCHEDULE 3.30, there are no liabilities or obligations of any nature to which MCBA is subject, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Furthermore, MCBA and the Selling Shareholders know of no basis for any assertion against MCBA of any such liability or obligation not fully disclosed in the MCBA Financial Statements or in SCHEDULE 3.30. Except as otherwise disclosed in SCHEDULE 3.30, the MCBA Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business, except as expressly disclosed therein.

         3.31 Restricted Securities. The Selling Shareholders understand that
              ---------------------
the STG Common Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom, and that in the absence of an effective registration statement covering the STG Common Stock or an available exemption from registration under the Securities Act, the STG Common Stock must be held indefinitely. In particular, the Selling Shareholders are aware that the STG Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

         3.32 Purchase Entirely for Own Account. This Agreement is made with
              ---------------------------------
MCBA and the Selling Shareholders in reliance upon the Selling Shareholders' representation to STG, which by the Selling Shareholders' execution of this Agreement they hereby confirm, that the STG Common Stock to be purchased by the Selling Shareholders will be acquired for investment for their own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Selling Shareholders have no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Selling Shareholders further represent that they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the STG Common Stock.

         3.33 Permits. MCBA's rights in, to or under any governmental licenses,
              -------
environmental and other permits, approvals and authorizations which relate to its assets, are listed in SCHEDULE 3.33.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF STG
                      -------------------------------------

         Except as otherwise set forth in the disclosure schedule attached hereto as EXHIBIT C by this Agreement, STG represents and warrants to MCBA and the Selling Shareholders as of the date hereof as follows:

         4.1 Organization. STG is a corporation duly incorporated, validly
             ------------
existing and in good standing under the laws of Delaware. STG is duly qualified to do business and is in good standing in its state of incorporation and in each other jurisdiction in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business of STG. STG has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

         4.2 Authority. STG has all requisite corporate power and authority to
             ---------
enter into this Agreement and the related agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of STG. This Agreement has been duly executed and delivered by STG and constitutes the valid and binding obligation of STG enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 7 hereof are satisfied, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Articles of Incorporation or Bylaws of STG, or
(b) any material agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to STG or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancelations or accelerations which individually or in the aggregate would not have a material adverse effect on STG.

         4.3 Consents and Approvals. No consent, approval, order or
             ----------------------
authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority (a "Governmental Entity"), is required by or with respect to STG in connection with the execution and delivery of this Agreement by STG or the consummation by STG of the transactions contemplated hereby or thereby, except (a) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) the filing of the Certificate of Merger with the Secretary of State of the State of Alabama and appropriate documents with the relevant authorities of other states in which MCBA is qualified to do business, (c) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals") or state securities or "blue sky" laws, (d) the listing of the STG Common Stock on The Nasdaq Stock Market, and (e) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on STG or prevent or result in a third party materially delaying the consummation of the Merger.

         4.4 Capital Structure. The authorized capital stock of STG consists of
             -----------------
25,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. As of October 3, 1997, 5,310,655 shares of STG Common Stock were issued and outstanding, and 2,250,500 shares of Series A Preferred Stock were issued and outstanding.

         All of the outstanding shares of STG Common Stock are, and any shares of STG Common Stock issuable upon exercise of any STG Option when issued pursuant to such exercise will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, STG's Articles of Incorporation or Bylaws or any agreement to which STG is a party or is bound.

         4.5 Financial Statements. STG has furnished to MCBA its audited
             --------------------
consolidated statement of operations, statement of stockholders' equity and statement of cash flows for the three (3) fiscal years ended December 31, 1996 and STG's audited consolidated balance sheet at December 31, 1996; and the unaudited consolidated statement of operations and statement of cash flows for the nine (9) months ended September 30, 1997 and the unaudited consolidated balance sheet at September 30, 1997. The balance sheet at September 30, 1997 is hereinafter referred to as the "STG Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "STG Financial Statements." The STG Financial Statements have been and will be prepared in accordance with GAAP applied on a consistent basis during the periods involved, and fairly present and will present the consolidated financial position of STG and the results of its operations as of the date and for the periods indicated thereon. At the date of the STG Balance Sheet (the "STG Balance Sheet Date"), neither STG nor its consolidated subsidiaries had any liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the STG Balance Sheet or the accompanying notes thereto except for (a) liabilities and obligations as may have arisen in the ordinary course of business prior to the date of said Balance Sheet and which, under GAAP, would not have been required to be reflected on such Balance Sheet; (b) liabilities incurred in the ordinary course of business since the date of said balance sheet which are usual and normal in amount and type; and (c) liabilities and obligations as may have arisen as a result of the acquisition of Star Data Systems, Inc., a Delaware corporation.

         4.6 Securities and Exchange Commission Documents. STG has furnished to
             --------------------------------------------
MCBA a true and complete copy of STG's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996, Quarterly Report on Form 10-Q for each of the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and Notice of Annual Meeting and Proxy Statement for STG's 1997 Annual Meeting, (the "STG SEC Documents"). As of their respective filing dates, the STG SEC Documents comply or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, and none of the STG SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed STG SEC Document.

         4.7 No Conflict. Except as provided in EXHIBIT C, the execution and
             -----------
delivery of this Agreement by STG and the performance of STG's obligations hereunder: (a) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Articles of Incorporation or Bylaws of STG or any of its Subsidiaries, or any material contract, agreement or commitment binding upon STG or any of its assets or properties; (b) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of STG; and (c) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over STG or any of its assets or properties.

         4.8 Shares of STG Common Stock. The shares of STG Common Stock will,
             --------------------------
when issued and delivered to the Selling Shareholders in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

         4.9 Brokers or Finders. Except for Alliant Partners, STG has not dealt
             ------------------
with any broker or finder in connection with the transactions contemplated by this Agreement. Except with respect to Alliant Partners, STG has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.10 Business Changes. Since September 30, 1997, there have been no
              ----------------
changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of STG which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of STG.

         4.11 Rule 144. Subject to Section 6.6 hereof, the Selling Shareholders
              --------
will have the right to sell the shares of STG Common Stock received by them under this Agreement pursuant to the terms and conditions of Rules 144 and 145 under the Securities Act and the holding period requirement of Rule 144(d) shall apply to such shares. At Closing, STG will provide a letter from its counsel addressed to MCBA specifying the method and requirements for transfer of the STG Common Stock pursuant to Rules 144 and 145.

                                    ARTICLE 5
                    COVENANTS RELATING TO CONDUCT OF BUSINESS
                    -----------------------------------------

         During the period from the date hereof, and continuing until the Closing Date, unless earlier terminated in accordance with Section 7.1 hereof, MCBA and the Selling Shareholders covenant, and agree with STG that:

         5.1 Conduct of Business in Normal Course. MCBA shall carry on the
             ------------------------------------
business and its activities diligently and in the ordinary course and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by MCBA as of September 30, 1997. MCBA shall maintain the nature and quantities of inventories for the business in a normal and customary manner consistent with prior practice.

         5.2 Preservation of Business and Relationships. MCBA shall use its best
             ------------------------------------------
efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with suppliers, customers and others having business relationships with it.

         5.3 Maintenance of Insurance. Prior to the Closing, MCBA shall maintain
             ------------------------
in effect all insurance covering the business. If the Closing shall occur after a renewal date for any such insurance, MCBA shall renew the insurance on the same or substantially similar terms, limits of liability and other conditions.

         5.4 Employees and Compensation. MCBA shall not do, or agree to do, any
             --------------------------
of the following acts: (a) grant any increase in salaries payable or to become payable to any employee, sales agent or representative; or (b) except as set forth on SCHEDULE 3.12(b), increase benefits payable to any employee, sales agent or representative under any executive compensation, bonus, pension, profit-sharing, retirement, deferred compensation, severance, employee stock option or stock purchase, group life, health and other employee benefit plans, arrangements, practices or commitments. MCBA shall provide STG with reasonable access to its employees during normal business hours.

         5.5 Dividends; Changes in Stock. MCBA shall not and shall not propose
             ---------------------------
to (a) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of MCBA, or (c) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock.

         5.6 Issuance of Securities. MCBA shall not issue, deliver, or sell or
             ----------------------
authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

        5.7 Governing Documents. MCBA shall not amend its Articles of
            -------------------
Incorporation or Bylaws.

         5.8 No Other Bids. Neither the Selling Shareholders, MCBA nor any of
             -------------
their respective directors, officers or agents, will, directly or indirectly, solicit or initiate or encourage any discussions or negotiations with, or participate in any negotiations with or provide any information to or otherwise cooperate in any other way with any corporation, partnership, person or other entity or group (other than STG) concerning any merger, sale of substantial assets, sale of shares of capital stock or any division of MCBA or control thereof (collectively an "Acquisition Transaction"). STG shall be promptly notified in writing by MCBA and the Selling Shareholders of any of the events referred to in this Section 5.8 including a summary of the material terms of any other bid and shall be provided with a copy of any such proposal.

         5.9 No Acquisitions. MCBA shall not (a) acquire or agree to acquire by
             ---------------
merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (b) otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to MCBA except in the ordinary course of business consistent with prior practice.

         5.10 No Dispositions. Except with contemporaneous notice to STG, MCBA
              ---------------
shall not lease or otherwise dispose of any of its assets (other than the sale of inventory in the ordinary course of business), individually or in the aggregate, except in the ordinary course of business consistent with prior practice and in any event not in excess of Twenty-Five Thousand Dollars ($25,000) for any single item or more than Fifty Thousand Dollars ($50,000) in the aggregate.

         5.11 Indebtedness. MCBA shall not incur any indebtedness for borrowed
              ------------
money in an amount exceeding Five Thousand Dollars ($5,000) or guarantee any such indebtedness or issue or sell any debt securities of MCBA or guarantee any debt securities of others except in connection with the purchase of inventory pursuant to the existing credit arrangement with IBM Credit Corporation.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS
                              ---------------------

         6.1 Access to Information. MCBA shall afford to STG and shall cause its
             ---------------------
independent accountants to afford to STG, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to MCBA's properties, books, contracts, commitments and records and to the independent accountants reasonable access to the audit work papers and other records of MCBA's accountants. During such period, MCBA shall use reasonable efforts to furnish promptly to STG (a) a copy of each report, schedule and other document filed or received by MCBA during such period pursuant to the requirements of federal and state securities laws and the HSR Act and (b) all other information concerning the business, properties and personnel of MCBA as STG may reasonably request. STG will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and STG will cause its consultants and advisors also to hold such information in confidence). From and after the Closing Date, STG will provide MCBA or the Selling Shareholders reasonable access to the books and records to the extent necessary for such persons to respond to a tax audit or in the event of any governmental action or the defense or prosecution of any litigation.

         6.2 Legal Conditions. Each party will take all reasonable actions
             ----------------
necessary to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party or any Subsidiary of such other party in connection with this Agreement. As used herein "Subsidiary" means a corporation whose voting securities are owned directly or indirectly by the "parent" corporation in such amounts as are sufficient to elect at least a majority of the Board of Directors. Each party will take, and will cause its Subsidiaries to take, all reasonable actions to obtain (and to cooperate with the other party and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority, or other third party, required to be obtained or made by such party or its Subsidiaries (or by the other party or its Subsidiaries) in connection with this Agreement or the taking of any action contemplated thereby.

         6.3 Good Faith. Each party shall act in good faith in an attempt to
             ----------
cause to be satisfied all the conditions precedent to its obligations and those of the other parties to this Agreement over which it has control or influence. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Closing Date its representations and warranties contained in this Agreement. Without limiting the foregoing, each of STG, MCBA agree to use its reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger.

         6.4 STG Governing Documents. STG agrees that, prior to the Closing, it
             -----------------------
will give MCBA prompt notice of any amendment to its Articles of Incorporation or Bylaws.

         6.5 Current Available Information. From and after the Closing Date, and
             -----------------------------
for so long as is necessary in order to permit the Selling Shareholders to sell the STG Common Stock pursuant to Rule 144 under the Securities Act, STG shall file on a timely basis all reports required to be filed by it pursuant to section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Securities Act. STG is under no obligation to register the sale, transfer or other disposition of any STG Common Stock by or on behalf of MCBA or to take any other action necessary in order to make compliance with an exemption from registration available except as expressly provided for in this Agreement.

        6.6 Legend; Stop Transfer Instructions. MCBA understands and agrees
            ----------------------------------
that:

         (a)  the STG Common Stock will bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

; and

         (b) stop transfer instructions will be given to STG's transfer agent with respect to certificates evidencing the STG Common Stock. STG agrees to remove promptly such stop transfer instructions and legend upon full compliance with this Agreement by the undersigned, including, without limitation, a sale or transfer of STG Common Stock in accordance with Rules 144 and 145.

         6.7 Continued Employment of MCBA Employees. Prior to Closing, STG will
             --------------------------------------
offer, conditioned on the closing, continued employment opportunities with standard STG employment benefit programs (including credit for time of service with MCBA) to the MCBA employees identified on SCHEDULE 6.7.

         6.8 Collection of Accounts Receivable; Sale of Inventory. In the event
             ----------------------------------------------------
STG, using normal collection and sales practices, has not on or prior to six (6) months from Closing collected of the Accounts Receivable an amount equal to or greater than the amount set forth on the Closing Date Balance Sheet for the Accounts Receivable balance (minus any allowance for doubtful accounts) or sold the Inventory reflected on Closing Date Balance Sheet, the Selling Shareholders shall remit to STG within thirty (30) days after six (6) months from the Closing Date (the "Collection Period") the uncollected amount of such accounts or the value of such Inventory, against STG's assignment to the Selling Shareholders' of the applicable uncollected Accounts Receivable and unsold Inventory. Inventory that is returned to and accepted by the vendor in accordance with MCBA's stock rotation rights and limits will not be subject to this Section 6.8. In satisfaction of its obligations hereunder, the Selling Shareholders may deliver shares of STG Common Stock to STG, valued in accordance with the provisions of Section 8.6(b) hereof. STG may make a claim against the Escrow or Earn-Out Escrow for any amounts owed to STG under this Section 6.8, but it shall not be STG's sole remedy.

         6.9 Books and Records. Promptly after the Effective Time, MCBA shall
             -----------------
deliver to STG all papers and records in MCBA's care, custody, or control relating to its assets and the operation thereof, including, without limitation, all purchasing and sales records, customer and vendor lists and all accounting and financial records (collectively, the "Books and Records"), including the minute books, corporate seal and stock records of MCBA.

         6.10 Registration Rights. STG and Selling Shareholders shall enter into
              -------------------
the Registration Rights Agreement in the form attached hereto as EXHIBIT 6.10.

         6.11 Preparation of Proxy Statement; Stockholder Meeting. Promptly
              ---------------------------------------------------
following the date of this Agreement, STG shall prepare and file with the SEC a Proxy Statement with the SEC. MCBA and the Selling Shareholders shall furnish to STG all information concerning MCBA and the Selling Shareholders as may be reasonably requested in connection with such action, and shall: (a) cause all information so provided to be true and correct in all material respects; (b) not omit from such information any material fact required to be stated therein or necessary in order to make such information not misleading, and (c) correct any information provided by it for use in the Proxy Statement that shall have become false or misleading

         6.12 Formation of Acquisition Sub. As soon as practicable following the
              ----------------------------
execution of this Agreement STG shall cause Acquisition Sub to be formed in the State of Delaware and to take all corporate action necessary to approve and to become a party to this Agreement. Each of the parties hereto agrees that upon formation of Acquisition Sub it shall execute an amendment to this Agreement and such other documents as may be necessary to cause Acquisition Sub to become a party to this Agreement.

                                    ARTICLE 7
                              CONDITIONS PRECEDENT
                              --------------------

         7.1 Conditions to Obligations of STG and the MCBA Parties. The obligations of STG and the MCBA Parties to consummate this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by both STG and MCBA Parties:

         (a) Third-Party Approvals. Any and all consents or approvals required
             ---------------------
from third parties relating to contracts, agreements, licenses, leases and other instruments, material to the respective businesses of STG and MCBA shall have been obtained.

         (b) Legal Action. No temporary restraining order, preliminary
             ------------
injunction or permanent injunction or other order preventing the consummation of this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of MCBA or STG has a reasonable probability of resulting in such order, injunction or damages.

         (c) Securities Laws. STG shall have received any and all permits,
             ---------------
authorizations, approvals and orders under federal and state securities laws for the issuance of the STG Common Stock, including, without limitation, approval of the California Commissioner of Corporations pursuant to sections 25110 and 25142 of the California Corporate Securities Laws without the imposition of any conditions adverse to STG or which would require STG to amend its Articles of Incorporation, Bylaws or any contract. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTIONS 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         (d) Governmental Consents. The waiting period applicable to the
             ---------------------
consummation of the Merger under the HSR Act shall have expired or been terminated, and other than the filing provided for in Section 2.2 hereof, all notices, reports and other filings required to be made prior to the Effective Time by STG and MCBA with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by STG or MCBA or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby shall have been made or obtained (as the case may be) upon terms and conditions that are not reasonably likely to have a material adverse effect on the Company.

         7.2 Conditions to Obligations of STG. The obligations of STG to
             --------------------------------
consummate this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by STG:

         (a) Representations and Warranties. The representations and warranties
             ------------------------------
of MCBA and the Selling Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and STG shall have received a certificate or certificates signed by the chief executive officer of MCBA and each of the Selling Shareholders to such effect.

         (b) STG Board Approval. STG's Board of Directors shall have approved
             ------------------
this Agreement and the transactions contemplated hereby.

         (c) Performance of Obligations. MCBA and the Selling Shareholders shall
             --------------------------
have performed in all material respects all obligations required to be performed by each under this Agreement prior to the Closing Date, and STG shall have received a certificate signed by the chief executive officer of MCBA and each of the Selling Shareholders to such effect.

         (d) Opinion of MCBA's Counsel. STG shall have received an opinion dated
             -------------------------
as of the Closing Date of Lanier Ford Shaver & Payne P.C., counsel to MCBA, in substantially the form attached hereto as EXHIBIT 7.2(d).

         (e) Financial Statements. Until the Closing Date, MCBA's Financial
             --------------------
Statements for each month after the date of the most recent audited financial statements shall be delivered to STG as soon as practicable thereafter.

         (f) No Material Adverse Change. There shall have been no changes in the
             --------------------------
condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of MCBA from the date of the last audited financial statements which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business, or operations of MCBA on a consolidated basis.

         (g) Gunnells, Non-Compete. Gunnells shall have entered into a covenant
             ---------------------
not to compete, a form of which is attached hereto as EXHIBIT 7.2(g).

         (h) Escrow Agreement. STG, First Trust of California, National
             ----------------
Association and the Selling Shareholders shall have entered into the Escrow Agreement, a form of which is attached hereto as EXHIBIT 8.2(a).

         (i) Earn-Out Escrow Agreement. STG, First Trust of California, National
             -------------------------
Association and the Selling Shareholders shall have entered into the Earn-Out Escrow Agreement, a form of which is attached hereto as EXHIBIT 2.15.

         (j) FIRPTA Compliance. STG shall receive from the Selling Shareholders
             -----------------
a certificate of non-foreign status conforming to the requirements of Income Tax Regulations sections 1.1445-2(b)(2)(i) and (iii).

         (k) Employment Agreement. Gunnells shall have entered into an
             --------------------
employment agreement with STG in the form set forth in EXHIBIT 7.2(k) hereof.

         (l) Acceptance of STG Employment Offers. A minimum of Seventy-Five
             -----------------------------------
percent (75%) of employees of MCBA as set forth in SCHEDULE 6.7 shall have accepted continuing employment with STG.

         (m) Stockholder Approval. This Agreement and the transactions
             --------------------
contemplated hereby shall have been approved in the manner required by applicable law or the applicable regulations of any stock exchange or regulatory body, as the case may be, by the holders of the issued and outstanding shares of capital stock of STG.

         (n) MCBA Closing Date Unaudited Balance Sheet. MCBA's net assets will
             -----------------------------------------
exceed MCBA's net liabilities by One Hundred Thousand Dollars ($100,000) as set forth on the most recent MCBA Balance Sheet provided pursuant to Section 7.2(e) hereof.

         (o) Consent of IBM. STG shall have received written consent from IBM
             --------------
Corporation to the Agreement and the transfer of the IRA and the Business Partner Agreement to STG.

         (p) Consent of Debt Holders. STG shall have received written consent
             -----------------------
from all necessary parties, including IBM Credit Corporation, Canpartners Investments IV, LLC and Robert Fleming Inc. to the Agreement and the related transactions, including the Registration Rights Agreement.

         (q) Innovative Business Systems, Inc. Innovative Business Systems,
             ---------------------------------
Inc., an Alabama corporation, ("Innovative") shall have entered into the IRA Agreement with STG attached hereto as EXHIBIT 7.2(q) prior to closing.

         (r) Harkins, Non-Compete. Harkins and the Affiliated Companies shall
             --------------------
have entered into a covenant not to compete in substantially the form of
EXHIBIT 7.2(r).

         (s) Transfer or Sublease of Leases. MCBA shall use its best efforts to
             ------------------------------
provide that all of MCBA's rights and responsibilities under the Standard Office Lease by and between Arden Realty Limited Partnership and MCBA for that space known as 300 East Magnolia, Burbank, California, (the "Burbank Space") and the Lease Agreement by and between The Prudential Insurance Company of America by its authorized agent, Harber Realty Services, Inc and MCBA for that space known as Technology Center, 4955 Corporate Drive, Huntsville, Alabama, (the "Huntsville Space") and any other leases set forth in SCHEDULE 3.9(A) have been transferred to another party (the "Lease Transferee") and shall provide evidence agreeable to STG that MCBA no longer has any liabilities under said lease (the "Lease Assignment"). If MCBA is unable to obtain consent to the Lease Assignment, MCBA shall have entered into a sublease agreement for the entire office space at the Burbank Space, and for the office space not used by MCBA at the Huntsville Space on terms agreeable to STG.

         (t) Cancellation of Indebtedness. MCBA shall arrange for the removal of
             ----------------------------
MCBA as a debtor to the loan agreement between Mini-Computer Business Applications, Inc. and First Commercial Bank described in Section 3.15. MCBA shall also arrange for the release of all liens imposed on MCBA pursuant to such loan agreement.

         7.3 Conditions to Obligations of the MCBA Parties. The obligations of
             ---------------------------------------------
the MCBA Parties to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by MCBA:

         (a) Representations and Warranties. The representations and warranties
             ------------------------------
of STG set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and MCBA shall have received a certificate signed by the chief executive officer and the chief financial officer of STG to such effect.

         (b) Performance of Obligations of STG. STG shall have performed in all
             ---------------------------------
material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and MCBA shall have received a certificate signed by the chief financial officer of STG to such effect.

         (c) Opinion of STG's Counsel. MCBA shall have received an opinion dated
             ------------------------
the Closing Date of Pillsbury Madison & Sutro LLP, outside counsel to STG, in substantially the form attached hereto as EXHIBIT 7.3(c).

         (d) No Material Adverse Change. Since September 30, 1997 there shall
             --------------------------
have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of STG which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business or operations of STG.

         7.4 Best Efforts. All the parties hereto shall use their respective
             ------------
best efforts to cause the Closing Date to be not later than March 31, 1998.

                                    ARTICLE 8
                           INDEMNIFICATION AND ESCROW
                           --------------------------

         8.1  Indemnification by MCBA and the Selling Shareholders.
              ----------------------------------------------------

         (a) The Selling Shareholders, after the Closing, agree to defend and indemnify STG and their respective affiliates, directors, officers and shareholders, and their respective successors and assigns (collectively, the "STG Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (in this Section 8.1 collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of (i) the inaccuracy, breach or nonfulfillment of any of the representations, warranties, covenants or obligations of MCBA or the Selling Shareholders contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto; (ii) any claim by any person under any provision of any federal or state securities law relating to any transaction, event, act or omission of or by MCBA or the Selling Shareholders occurring before the Closing Date; or

         (iii) any acts or omissions of the Affiliated Companies, or the Selling Shareholders in their capacity as officer or directors the Affiliated Companies; provided, however, that the total indemnity shall not exceed the fair market value of the STG Common Stock issued to the Selling Shareholders, including the Earn-Out Payments, calculated, for each of the Initial Consideration and each of the Earn-Out Payments, based on the average Ten (10) day closing price per share of STG Common Stock on The Nasdaq Stock Market prior to the date on which the Initial Consideration or such Earn-Out Payment is issued. Nothing herein shall limit in any way STG's remedies (iii) in the event of breach by MCBA or the Selling Shareholders of any of their covenants or agreements hereunder which are not also a representation or warranty or for willful fraud or intentionally deceptive material misrepresentation or omission by MCBA or the Selling Shareholders in connection herewith or with the transactions contemplated hereby, (iv) in the event of a breach of the representations or warranties in
Section 3.11(c) hereof or (v) in the event of any liability of STG or MCBA for any acts or omissions of the Affiliated Companies, or the Selling Shareholders in their capacity as officer or directors of the Affiliated Companies.

         (b) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, STG and, after the Closing Date, STG, MCBA and the affiliates of any of them, shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of MCBA and the Selling Shareholders been true and accurate or the same said parties had not breached any such covenants or had any of the events, claims or liabilities referred to in this
Section 8.1 not occurred or been made or incurred.

         (c) The Selling Shareholders will have no liability for indemnification with respect to this Section 8.1 until the total of all Indemnifiable Damages with respect to such matters exceeds Twenty-Five Thousand Dollars ($25,000). However, this Section 8.1(c) will not apply to (i) any breach of any of the Selling Shareholders' representations and warranties which either the Selling Shareholders had knowledge of or reason to know of at any time prior to the date on which such representations and warranties were made or (ii) any intentional breach by the Selling Shareholders of any representation or warranty. The Selling Shareholders will be jointly and severally liable for all Indemnifiable Damages with respect to such breaches.

         8.2  Escrow Fund.
              -----------

         (a) As security for the indemnity provided for in Section 8.1 hereof and for the provisions of Section 6.8 hereof, a total of ten percent (10%) of the STG Common Stock to be received by the Selling Shareholders pursuant to this Agreement, exclusive of the EarnOut Payments, shall be registered in the name of First Trust of California, National Association (or other institution selected by STG with the reasonable consent of the Selling Shareholders) as escrow agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement to be signed by all parties thereto, the form of which is attached as EXHIBIT 8.2(a). In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. STG shall pay all costs and fees of the Escrow Agent for establishing and administering the Escrow Fund. Upon compliance with the terms hereof, STG shall be entitled to obtain indemnity from the Escrow Fund for all Indemnifiable Damages covered by the indemnity provided for in Section 8.1 hereof and any amounts owed to it under
Section 6.8 hereof.

         (b) As additional security for the indemnity provided for in Section
8.1 hereof and for the provisions of Section 6.8 hereof, STG shall be entitled to obtain indemnity from the Earn-Out Escrow fund provided for in Section 2.15 hereof upon compliance with the terms therein and shall have the Right of Set-Off against any Earn-Out Payments provided for in Section 2.12 hereof upon compliance with the terms provided for in Section 2.16 hereof.

         8.3 Escrow Period. The Escrow Fund shall remain in existence until six
             -------------
(6) months after the Effective Time.

         8.4 Protection of Escrow Fund. The Escrow Agent shall hold and
             -------------------------
safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of STG, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

         8.5  Distributions; Voting.
              ---------------------

         (a) Any dividends payable in securities or other distributions of any kind (including any shares received upon a stock split, stock dividend or recapitalization) made in respect of any securities in the Escrow Fund shall be held in the Escrow Fund subject to the rights of STG. Cash dividends, if any shall be distributed to the Selling Shareholders.

         (b) The Selling Shareholders shall have voting rights with respect to the shares of stock in the Escrow Fund so long as such stock or other voting securities are held in the Escrow Fund.

         8.6  Claims Upon Escrow Fund.
              -----------------------

         (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of STG (an "Officer's Certificate") stating that STG has paid or properly accrued Indemnifiable Damages in an aggregate stated amount to which such party is entitled to indemnity pursuant to this Agreement, and specifying in reasonable detail the individual items of Indemnifiable Damages included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.7 hereof, deliver to STG out of the Escrow Fund, as promptly as practicable, the number of STG Common Stock or amount of other assets held in the Escrow Fund to indemnify STG against such Indemnifiable Damages.

         (b) For the purpose of indemnity pursuant to this Agreement, each share of STG Common Stock in the Escrow Fund shall be valued at an amount equal to the average ten

(10) day closing price per share of STG Common Stock on The Nasdaq Stock Market prior to the date on which the STG Common Stock is released from the Escrow as a result of such indemnity.

         8.7 Objections to Claims. Upon the time of delivery of an Officer's
             --------------------
Certificate to the Escrow Agent, the Escrow Agent shall deliver a duplicate copy of such certificate to the Selling Shareholders and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of STG Common Stock or other property pursuant to Section 8.6 hereof unless the Escrow Agent shall have received written authorization from the Spokesperson for the Selling Shareholders ("Spokesperson"), initially Michael N. Gunnells, but also any successor as chosen by the Selling Shareholders, to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the STG Common Stock or other property in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if the Spokesperson shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

         8.8  Resolution of Conflicts; Arbitration.
              ------------------------------------

         (a) If the Spokesperson shall object in writing to the indemnity of the STG Indemnitees in respect of any claim or claims made in any Officer's Certificate, the Spokesperson and STG shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Spokesperson and STG should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the STG Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

         (b) If no such agreement can be reached after good faith negotiation within sixty (60) days after objection by either the Spokesperson or STG, either STG or the Spokesperson may demand arbitration of the matter and the matter shall be settled by arbitration conducted by three arbitrators. STG and the Spokesperson shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any claim in such Officer's Certificate or by the Selling Shareholders shall be final and binding and conclusive upon the parties to this Agreement, and, notwithstanding anything in
Section 8.7 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith, if applicable.

         (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in the City of San Jose, California under the rules then in effect of the American Arbitration Association. A claimant shall be deemed to be the non-prevailing party in the event that the arbitrators award such claimant less than one-half (1/2) of the amount claimed by it; otherwise, the other party shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the reasonable attorneys' fees and costs incurred by the other party to the arbitration as well as the amount of any Indemnifiable Damages awarded and in addition interest thereon from the date of actual loss or expenditure until the date paid at ten percent (10%) per annum, or at the maximum rate permitted by applicable law if less than ten percent (10%) per annum. In addition, if STG is the non-prevailing party, it will pay for the reasonable travel and lodging expenses of the Selling Shareholders.

         8.9 Distribution upon Termination of Escrow Period. Immediately
             ----------------------------------------------
following termination of the Escrow Period, the Escrow Agent shall deliver to the Selling Shareholders all of the STG Common Stock in the Escrow Fund in excess of any amount of such STG Common Stock sufficient, in the reasonable judgment of STG, to satisfy any claims specified in any Officer's Certificate theretofore properly delivered to the Escrow Agent.

         8.10  Escrow Agent's Duties.
               ---------------------

         (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein or in the Escrow Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

         (b) The Escrow Agent is hereby expressly authorized to disregard any and all orders by any party who is not authorized to give orders under the Escrow Agreement, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         (d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

         8.11 Indemnification by STG. After the Closing Date, STG shall, as to those representations, warranties, covenants and agreements which are herein made or agreed to by STG, indemnify and hold harmless the Selling Shareholders and MCBA's officers and directors (prior to the Closing) and their heirs and assigns against and in respect of any damage, deficiency, losses or costs incurred by the Selling Shareholders resulting from any material misrepresentation or breach of warranty or any nonfulfillment of any covenant or agreement on the part of STG under this Agreement; provided, however, that the total indemnity shall not exceed the fair market value of the STG Common Stock issued to the Selling Shareholders, including the Earn-Out Payments, calculated, for each of the Initial Consideration and each of the Earn-Out Payments, based on the average Ten (10) day closing price per share of STG Common Stock on the Nasdaq Stock Market prior to the date on which the Initial Consideration or such Earn-Out Payment is issued. Nothing herein shall limit in any way MCBA's or the Selling Shareholders' remedies in the event of breach by STG of any of its covenants or agreements hereunder which are not also a representation or warranty or for willful fraud or intentionally deceptive material misrepresentation or omission by STG in connection herewith or with the transactions contemplated hereby.

         STG shall reimburse the Selling Shareholders for any liabilities, damages, deficiencies, claims, actions, suits, proceedings, demands, judgments, assessments, costs and expenses to which this Section 8.11 relates only if a claim for indemnification is made by the Selling Shareholders within Two (2) years from the Closing Date. Without limiting the generality of the foregoing, with respect to the measure of Indemnifiable Damages, the Selling Shareholders shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of STG been true and accurate or the same said parties had not breached any such covenants or had any of the events, claims or liabilities referred to in this Section 8.11 not occurred or been made or incurred. Any dispute as to indemnification shall be resolved by arbitration in accordance with Section 8.8 hereof.

         8.12 Indemnification Procedure. A party seeking indemnification (the
              -------------------------
"Indemnitee") shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification, but in no event longer than (a) thirty (30) days after service of process in the event litigation is commenced against the Indemnitee by a third party, or (b) sixty
(60) days after the assertion of such claim. No such notice of assertion of a claim shall satisfy the requirements of this Section 8.12 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. Indemnitee agrees to use reasonable efforts to cooperate with Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.

                                    ARTICLE 9
                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

         9.1 Termination. This Agreement may be terminated at any time prior to
             -----------
the Closing Date:

         (a) by mutual written consent of MCBA, the Selling Shareholders and STG;

         (b) by either STG, on the one hand, or MCBA and the Selling Shareholders, on the other hand, if there has been a breach of any material representation, warranty, covenant or agreement contained in this Agreement on the part of the other party to this Agreement and, if such breach is curable, such breach has not been cured within ten (10) days after written notice of such breach;

         (c) by either STG, on the one hand, or MCBA and the Selling Shareholders, on the other hand, if the Closing shall not have occurred by March 31, 1998.

         (d) by STG if any condition to STG's obligation to consummate this Agreement as provided in Sections and hereof has not been satisfied or waived by STG;

         (e) by MCBA and the Selling Shareholders if any condition to MCBA's and the Selling Shareholders' obligation to consummate this Agreement as provided in Sections and hereof has not been satisfied or waived by MCBA;

         (f) by MCBA and the Selling Shareholders if STG has failed to obtain approval of the Stockholders of STG to the Agreement and the transactions contemplated hereby pursuant to Section 7.2(m) hereof.

         (g) by either STG, on the one hand, or MCBA and the Selling Shareholders, on the other hand, if any court or Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(g) shall not be available to any party who has not used its reasonable best efforts to cause such order to be lifted.

         9.2  Effect of Termination; Sole Remedy.
              ----------------------------------

         (a) Notwithstanding any provisions in this Agreement to the contrary, if the Closing does not occur, (i) neither STG, MCBA nor the Selling Shareholders shall be entitled to indemnification for the falsity of any representations or warranties or a breach of any of the covenants and agreements contained herein to be performed at or prior to the Closing and (ii) STG's, MCBA's and the Selling Shareholders' sole and exclusive remedy shall be the receipt of the Termination Fee, if any, as provided in this Section 9.2. In the event that this Agreement shall be terminated pursuant to Section 9.1 hereof, all further obligations of the parties hereto under this Agreement (other than pursuant to Sections 9.2 and 10 hereof) shall terminate without further liability or obligation of either party to the other party hereunder.

         (b) Subject to clause (c) of this Section 9.2 and except with respect to terminations pursuant to Sections 9.1(a) and 9.1(g) above:

               (i) If this Agreement is terminated by any party and (A) all of the conditions of the Closing set forth in Sections and (except for the approval of the Stockholders of STG to this Agreement and the transactions contemplated hereby pursuant to Section 7.2(m) hereof) have been, or are reasonably expected to be at or prior to the Closing, satisfied or waived (or would be satisfied but for the failure of STG to perform its obligations hereunder), and (B) the Selling Shareholders are not in breach of this Agreement in any material respect, STG shall pay to MCBA a termination fee of $250,000 within two (2) business days of such termination, and the payment of such termination fee shall be the sole remedy of the MCBA and the Selling Shareholders hereunder.

               (ii) If this Agreement is terminated by any party and (A) all of the conditions of the Closing set forth in Sections and hereof have been, or are reasonably expected to be at or prior to the Closing, satisfied or waived (or would be satisfied but for the failure of the Selling Shareholders and MCBA to perform their respective obligations hereunder), and (B) STG is not in breach of this Agreement in any material respect, MCBA shall pay to STG a termination fee of $250,000 within two (2) business days of such termination, and the payment of such termination fee shall be the sole remedy of STG hereunder.

         (c) The parties hereto expressly agree that (i) the amounts set forth in Section 9.2(b) hereof are intended to be liquidated damages for harm caused by termination of this Agreement and are reasonable forecasts of just compensation in the light of the anticipated harm which would be attributable to such termination, (ii) losses incurred by reason of termination of this Agreement would be incapable or difficult of estimation and (iii) otherwise obtaining an adequate remedy would be inconvenient or nonfeasible.

         (d) Notwithstanding the foregoing, neither STG nor MCBA shall be required to pay such Termination Fee if the reason that the Closing has not occurred is (i) the HSR Act filing has not cleared (unless the failure to clear is due to a failure by either party to make the necessary filing or provide the Federal Trade Commission or the Antitrust Division of the United States Department of Justice with requested information within a reasonable amount of time), (ii) a court shall have issued a restraining order ("TRO") or an injunction (or a TRO or an injunction is threatened) preventing the consummation or the Closing of the transactions contemplated hereby, (iii) an action shall have been instituted by any Governmental Body seeking to prevent consummation of or seeking material damages in connection with the transactions contemplated hereby and such action continues to be outstanding, (iv) if such termination occurs and is based on an inaccuracy in the representation or warranty of the party who would otherwise be obligated to pay such Termination Fee which has not been waived if the representations and warranties subject to such inaccuracy were true and correct in all material respects as of the date of this Agreement, (v) failure to obtain any material third-party approval consent, waiver or permit necessary for the consummation of the transactions contemplated by this Agreement (unless the failure is due to a failure by either party to take some reasonable action) or
(vi) by mutual written consent of MCBA, STG and the Selling Shareholders.

         9.3 Amendment. This Agreement may not be amended except by an
             ---------
instrument in writing signed on behalf of each of the parties hereto.

         9.4 Extension; Waiver. At any time prior to the Closing, STG or the
             -----------------
MCBA Parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions for the benefit thereof contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of all of the parties hereto.


                                   ARTICLE 10
                                     GENERAL
                                     -------

         10.1 Notices. Any notice, request, instruction or other document to be
              -------
given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:


                                     Savoir Technology Group, Inc.
                                     254 E. Hacienda Avenue
                                     Campbell, CA 95008
                                     Attention:  Chief Financial Officer
                                     Fax:  (408) 370-4597
with a copy to:                      Pillsbury Madison & Sutro LLP
                                     2550 Hanover Street
                                     Palo Alto, CA 94304
                                     Attention:  Ms. Katharine A. Martin
                                     Fax:  (415) 233-4545


And                                  MCBA Systems, Inc.
                                     4955 Corporate Drive
                                     Huntsville, AL 35806
                                     Attention:  Michael N. Gunnells
                                     Fax:  (206) 726-9040


with a copy to:                      Lanier Ford Shaver & Payne P.C.
                                     Suite 5000, 200 West Side Square
                                     Huntsville, AL 35801-4816
                                     Attention:  Elizabeth W. Abel
                                     Fax:  (205) 533-9322


         or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

         10.2 Headings. The headings of the several sections of this Agreement
              --------
are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

         10.3 Entire Understanding. The terms set forth in this Agreement
              --------------------
including its Schedules and Exhibits are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms. The Schedules and Exhibits attached to this Agreement are made a part of this Agreement.

         10.4 Counterparts. This Agreement may be executed in counterparts, and
              ------------
when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

         10.5 Binding Nature. This Agreement shall be binding upon and inure to
              --------------
the benefit of the parties hereto. No party may assign or transfer any rights under this Agreement.

         10.6 Applicable Law. This Agreement shall be governed by, construed and
              --------------
enforced in accordance with the laws of the State of California without regard to conflicts of laws provisions thereof.

         10.7 Attorneys' Fees. If any action at law or in equity is necessary to
              ---------------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         10.8 Payment of Expenses. Except as provided in Section 8.2 hereof,
              -------------------
STG, MCBA and the Selling Shareholders shall each pay their own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and travel).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, all as of the date first above written.

                                    SAVOIR TECHNOLOGY GROUP, INC.,
                                    a Delaware corporation



                                    By /s/ P. Scott Munro
                                      -----------------------------------------

                                    Title President & CEO
                                         --------------------------------------


                                    MCBA SYSTEMS, INC., an Alabama
                                    corporation


                                    By /s/ Michael N. Gunnells
                                      -----------------------------------------

                                    Title President
                                         --------------------------------------


                                    SELLING SHAREHOLDERS
                                    --------------------


                                    /s/ Michael N. Gunnells
                                    -------------------------------------------
                                               Michael N. Gunnells


                                    /s/ John Harkins
                                    -------------------------------------------
                                                  John Harkins

                                    EXHIBIT B
                                    ---------

                        No Disclosure Schedule provided.

                                    EXHIBIT C
                                    ---------

                 SAVOIR TECHNOLOGY GROUP, INC. DISCLOSURE LETTER
                 -----------------------------------------------


         SAVOIR TECHNOLOGY GROUP, INC. ("STG") incorporates by reference all
         -----------------------------
documents filed with the Securities and Exchange Commission over the past five
(5) years through November 7, 1997.

SECTION 4.2 - AUTHORITY.

         STG requires consent to the transactions contemplated by the Agreement from and/or must provide notice to IBM Credit Corporation ("ICC") pursuant to the terms of (i) the Inventory and Working Capital Financing Agreement, as amended on December 31, 1996 and September 30, 1997 between STG and ICC, (ii) the Warrant Agreement between STG and ICC dated September 30, 1997 and (iii) the Registration and Put Rights Agreement between STG and ICC dated September 30, 1997.

         STG requires consent to the transactions contemplated by the Agreement from and/or must provide notice to Canpartners Investments IV, LLC ("Canpartners") and Robert Fleming, Inc. ("Fleming") pursuant to (i) the Note Purchase Agreement among STG as Issuer, STG Acquisition Corp., Savoir Technology Group, Inc., Star Management Services, Inc., Inet Systems, Inc., Star Data International, Sirius Investments, Inc. and Star Data Systems as Guarantors, Fleming and Canpartners as purchasers (together, the "Purchasers") and Canpartners as agent for the Purchasers (the "Agent") dated September 30, 1997,
(ii) the Warrant Agreement of STG, Canpartners and Fleming dated September 30, 1997, (iii) the Guarantor Security and Pledge Agreement between the Guarantors and the Agent dated September 30, 1997 and (iv) the Registration and Put Rights Agreement among STG and the Purchasers dated September 30, 1997.

SECTION 4.7 - NO CONFLICT.

  See Section 4.2 hereof.

                                  EXHIBIT 2.15
                                  ------------
                        FORM OF EARN-OUT ESCROW AGREEMENT
                        ---------------------------------


         THIS EARN-OUT ESCROW AGREEMENT (the "Agreement"), made as of the ____ day of __________, 1998, by and among SAVOIR TECHNOLOGY GROUP, INC., a Delaware
                                      -----------------------------
corporation ("STG"), MICHAEL N. GUNNELLS ("Gunnells"), JOHN HARKINS ("Harkins")
                     -------------------               ------------
(each a "Selling Shareholder" and collectively the "Selling Shareholders"), and FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION ("Escrow Agent"),
-----------------------------------------------

                              W I T N E S S E T H:

         WHEREAS, STG and Selling Shareholders have entered into an Agreement and Plan of Reorganization dated November 22, 1997 (the "Agreement and Plan of Reorganization"), a copy of which has been delivered to the Escrow Agent; and

         WHEREAS, Section 2.15 of the Agreement and Plan of Reorganization provides that STG will deposit into an escrow Three Hundred Thousand (300,000) newly issued shares of STG Common Stock to Gunnells and Harkins in equal proportion as owners, with the voting and distribution right as provided herein, subject only to the failure to achieve the Earn-Out Payments described in
Section 2.12 of the Agreement and Plan of Reorganization, and for the purpose of securing STG's claims for indemnification pursuant to Article 8 and Section 6.8 of the Agreement and Plan of Reorganization; and

         WHEREAS, the Escrow Agent is willing to act as escrow agent for STG and the Selling Shareholders on the terms and conditions hereinafter set forth:

         NOW THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, the parties agree as follows:

         1. Definitions. Capitalized terms not otherwise defined in this
            -----------
Agreement shall have the meanings set forth in the Agreement and Plan of Reorganization.

         2. Establishment of Escrow. On the date of this Agreement, STG will
            -----------------------
deliver to the Escrow Agent Three Hundred Thousand (300,000) newly issued shares of STG Common Stock to be delivered to the Selling Shareholders in accordance with Section 2.12 and 2.15 of the Agreement and Plan of Reorganization (the "Earn-Out Escrow Fund"). The Earn-Out Escrow Fund shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein. STG shall pay all costs and fees of the Escrow Agent in connection with this Agreement, as set forth on the Depository Escrow Fee Schedule attached hereto.

         3. Escrow Fund. The shares of Common Stock to be received by the
            -----------
Selling Shareholders pursuant to this Agreement and the Agreement and Plan of Reorganization shall be registered in the name of First Trust of California, National Association (or other institution selected by STG with the reasonable consent of the Selling Shareholders) as escrow agent (the "Escrow Agent"), such deposit to constitute the Earn-Out Escrow Fund to be governed by the terms set forth herein. STG shall pay all costs and fees of the Escrow Agent for establishing and administering Earn-Out Escrow Fund.

         4. Escrow Period. The Escrow Fund shall remain in existence until May
            -------------
31, 2000.

         5. Protection of Escrow Earn-Out Fund. The Escrow Agent shall hold and
            ----------------------------------
safeguard the Earn-Out Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of STG, and shall hold and dispose of the Earn-Out Escrow Fund only in accordance with the terms hereof.

         6.  Distributions; Voting.
             ---------------------

         (a) Any dividends payable in securities or other distributions of any kind (including any shares received upon a stock split, stock dividend or recapitalization) made in respect of any securities in the Earn-Out Escrow Fund shall be held in the Earn-Out Escrow Fund. Cash dividends, if any, shall be distributed to the Selling Shareholders in equal proportion.

         (b) Each Selling Shareholder shall have voting rights with respect to one half of the shares of stock in the Earn-Out Escrow Fund so long as such stock or other voting securities are held in the Earn-Out Escrow Fund.

         7.  Payments from Escrow Earn-Out Fund.
             ----------------------------------

         (a) Upon receipt by the Escrow Agent of a certificate signed by any officer of STG (an "Officer's Certificate") stating that STG owes and has accrued an Earn-Out payable to each of the Selling Shareholders in an aggregate stated amount, the Escrow Agent shall deliver to each of the Selling Shareholders, out of the Earn-Out Escrow Fund, as promptly as practicable, the number of shares so specified in the Officer's Certificate.

         (b) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of STG (an "Officer's Certificate") stating that STG has paid or properly accrued Indemnifiable Damages as defined in the Agreement and Plan of Reorganization in an aggregate stated amount to which STG is entitled to indemnity pursuant to the Agreement and Plan of Reorganization, and specifying in reasonable detail the individual items of Indemnifiable Damages included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7(d) hereof, deliver to STG out of the Earn-Out Escrow Fund, as promptly as practicable, the number of STG Common Stock or amount of other assets held in the Earn-Out Escrow Fund to indemnify STG against such Indemnifiable Damages.

         (c) For the purpose of indemnity pursuant to this Agreement, each share of STG Common Stock in the Earn-Out Escrow Fund shall be valued at an amount equal to the average ten (10) day closing price per share of STG Common Stock on The Nasdaq Stock

Market prior to the date on which the STG Common Stock is released from the Earn-Out Escrow Fund as a result of such indemnity.

         (d) Objections to Claims. Upon the time of delivery of an Officer's
             --------------------
Certificate to the Escrow Agent, the Escrow Agent shall deliver a duplicate copy of such certificate to the Selling Shareholders and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of STG Common Stock or other property pursuant to Section 7(b) hereof unless the Escrow Agent shall have received written authorization from the Spokesperson for the Selling Shareholders ("Spokesperson"), initially Gunnells, but also any successor as chosen by the Selling Shareholders, to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the STG Common Stock or other property in the Earn-Out Escrow Fund in accordance with
Section 7(b) hereof, provided that no such payment or delivery may be made if the Spokesperson shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

         (e)  Resolution of Conflicts; Arbitration.
              ------------------------------------

         (i) If the Spokesperson shall object in writing to the indemnity of the STG Indemnitees in respect of any claim or claims made in any Officer's Certificate, the Spokesperson and STG shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Spokesperson and STG should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the STG Common Stock or other property from the EarnOut Escrow Fund in accordance with the terms thereof.

         (ii) If no such agreement can be reached after good faith negotiation within sixty (60) days after objection by either the Spokesperson or STG, either STG or the Spokesperson may demand arbitration of the matter and the matter shall be settled by arbitration conducted by three arbitrators. STG and the Spokesperson shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any claim in such Officer's Certificate or by the Selling Shareholders shall be final and binding and conclusive upon the parties to this Agreement, and, notwithstanding anything in
Section 7(d) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Earn-Out Escrow Fund in accordance therewith, if applicable.

         (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in the City of San Jose, California under the rules then in effect of the American Arbitration Association. A claimant shall be deemed to be the non-prevailing party in the event that the arbitrators award such claimant less than one-half (1/2) of the amount claimed by it; otherwise, the other party shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the reasonable attorneys' fees and costs incurred by the other party to the arbitration as well as the amount of any Indemnifiable Damages awarded and in addition interest thereon from the date of actual loss or expenditure until the date paid at ten percent (10%) per annum, or at the maximum rate permitted by applicable law if less than ten percent (10%) per annum. In addition, if STG is the non-prevailing party, it will pay for the reasonable travel and lodging expenses of the Selling Shareholders.

         (f) If on or before the last day of the Escrow Period STG commences a voluntary case under the federal bankruptcy laws or a petition is filed against STG under the federal bankruptcy laws (the "Bankruptcy Date") and is not dismissed within ninety (90) days, the Selling Shareholders shall be entitled to receive out of the Earn-Out Escrow Fund, an amount of STG Common Stock equal to the Earn-Out Payments earned by them at the time of the Bankruptcy Date and, to the extent the Escrow for Earn-Out is insufficient to pay the Earn-Out Payments earned by the Selling Shareholders, the Selling Shareholders shall be entitled to seek recovery of any remaining Earn-Out Payments due as unsecured creditors of STG in the related bankruptcy proceedings.

         8. Distribution upon Termination of Escrow Period. Immediately
            ----------------------------------------------
following termination of the Escrow Period, the Escrow Agent shall deliver to STG any and all of the STG Common Stock remaining in the Earn-Out Escrow Fund.

         9.  Escrow Agent's Duties.
             ---------------------

         (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

         (b) The Escrow Agent is hereby expressly authorized to disregard any and all orders by any party who is not authorized to give orders under the Escrow Agreement, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         (d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

         10. Additional Escrow Provisions. The additional provisions of the
             ----------------------------
escrow shall be as set forth in the Fee Schedule and the "General Provisions for Corporate Escrow Agreement" attached hereto (the "General Provisions").

         11.  Miscellaneous.
              -------------

         (a) This Agreement shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

         (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:

                                     Savoir Technology Group, Inc.
                                     254 E. Hacienda Avenue
                                     Campbell, CA 95008
                                     Attention:  Chief Financial Officer
                                     Fax:  (408) 370-4597


     with a copy to:                 Pillsbury Madison & Sutro LLP
                                     2550 Hanover Street
                                     Palo Alto, CA 94304
                                     Attention:  Ms. Katharine A. Martin
                                     Fax:  (415) 233-4545


     And                             MCBA Systems, Inc.
                                     4955 Corporate Drive
                                     Huntsville, AL 35806
                                     Attention:  Michael N. Gunnells
                                     Fax:  (206) 726-9040


     with a copy to:                 Lanier Ford Shaver & Payne P.C.
                                     Suite 5000, 200 West Side Square
                                     Huntsville, AL 35801-4816
                                     Attention:  Elizabeth W. Abel
                                     Fax:  (205) 533-9322


or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

         (c) Attorneys' Fees. If any legal action is brought for the enforcement
             ---------------
of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     SAVOIR TECHNOLOGY GROUP, INC.,
                                     a Delaware corporation



                                     By
                                       ----------------------------------------

                                     Title
                                          -------------------------------------


                                     SELLING SHAREHOLDERS
                                     --------------------


                                     ------------------------------------------
                                                Michael N. Gunnells


                                     ------------------------------------------
                                                    John Harkins


                                     ESCROW AGENT
                                     ------------

                                     FIRST TRUST OF CALIFORNIA,
                                     NATIONAL ASSOCIATION



                                     By
                                       ----------------------------------------
                                                    Cora Murphy
                                                   Trust Officer

                                  EXHIBIT 6.10
                                  ------------

                          SAVOIR TECHNOLOGY GROUP, INC.
                          -----------------------------

                      FORM OF REGISTRATION RIGHTS AGREEMENT
                      -------------------------------------

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), entered into as of __________, 1998 by and between SAVOIR TECHNOLOGY GROUP, INC., a Delaware
                                   -----------------------------
corporation (the "Company") MICHAEL N. GUNNELLS ("Gunnells"), and JOHN HARKINS
                            -------------------                   ------------
("Harkins") (together the "Stockholders"),

                              W I T N E S S E T H:

         WHEREAS, the parties hereto have entered into that certain Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization"), dated as of November 22, 1997, by and among the Company, MCBA SYSTEMS, INC., an
                                                   ------------------
Alabama corporation ("MCBA"), MICHAEL N. GUNNELLS and JOHN HARKINS (the "Selling
                              -------------------     ------------
Stockholders") pursuant to which Acquisition Sub will merge with and into MCBA in a reverse triangular merger (the "Merger"), with MCBA to be the surviving corporation of the Merger; and

         WHEREAS, upon the effectiveness of the Merger, all of the outstanding common stock, par value $0.10 per share, of MCBA will be converted into common stock, par value $0.01 per share, of the Company (the "Common Stock"); and

         WHEREAS, the Company has granted registration rights to other parties including: (i) the Registration Rights Agreement by and among the Company, Star Technologies Inc., a California Corporation, Phillip D. Shipp, William E. Galucci and Michael D. Gromek dated as of November 7, 1996; (ii) the Registration Rights Agreement with Carlton Joseph Mertens II dated September 30, 1997; (iii) the Registration and Put Rights Agreement among the Company, Robert Fleming Inc., a Delaware corporation and Canpartners Investments IV, LLC, a California limited liability company dated September 30, 1997; and (iv) the Registration and Put Rights Agreement between the Company and IBM Credit Corporation, a Delaware corporation, dated September 30, 1997 (together the "Prior Registration Rights Agreements") and may in the future grant registration rights to other parties:

         NOW, THEREFORE, in consideration for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned investors hereby agree as follows:

         Article 1.  Registration.
         ---------   ------------

         1.1 Certain Definitions. As used in this Agreement, the following terms
             -------------------
shall have the following meanings:

         (a)  "Advice":  See the last paragraph of Section 1.4 hereof.
               ------

         (b) "Commission" shall mean the Securities and Exchange Commission or
              ----------
any other federal agency at the time administering the Securities Act.

         (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
              ------------
amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         (d)  "Holder" shall mean any holder of Registrable Securities.
               ------

         (e)  "Holders" shall mean all holders of Registrable Securities.
               -------

         (f) "Initiating Holders" shall mean any Holder or Holders who in the
              ------------------
aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

         (g) "Prior Registration Rights Agreements" shall have the meaning set
              ------------------------------------
forth in the recitals.

         (h) "Prior Holders" shall mean the holders of Prior Registrable
              -------------
Securities pursuant to the Prior Registration Rights Agreements.

         (i) "Prior Registrable Securities" shall mean the registrable
              ----------------------------
securities and other securities as defined in each of the respective Prior Registration Rights Agreements.

         (j) "Prospectus" shall mean the prospectus included in any Registration
              ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including, without limitation, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         (k) "Register," "registered" and "registration" shall refer to a
              --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         (l) "Registrable Securities" shall mean shares of Common Stock issued
              ----------------------
to the Stockholders pursuant to the Agreement and Plan of Reorganization; provided, however, that Registrable Securities shall not include any such shares of Common Stock which have previously been registered or which have been sold by Stockholder.

         (m)  "Registration Expenses":  See Section 1.5 hereof.
               ---------------------

         (n) "Registration Statement" shall mean any registration statement of
              ----------------------
the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         (o) "Rule 144" shall mean Rule 144 as promulgated by the Commission
              --------
under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (p) "Rule 145" shall mean Rule 145 as promulgated by the Commission
              --------
under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (q) "Securities Act" shall mean the Securities Act of 1933, as amended,
              --------------
or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         (r) "Selling Expenses" shall mean all underwriting discounts and
              ----------------
selling commissions applicable to the sale of the Registrable Securities.

         (s) "Other Stockholders" shall mean persons other than Holders or Prior
              ------------------
Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

         (t) "Other Securities" shall mean any other securities of the Company
              ----------------
other than Registrable Securities or Prior Registrable Securities, including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company, with registration rights.

         1.2  Demand Registration.
              -------------------

         (a) If the Company shall receive from Initiating Holders at any time after six (6) months have elapsed from the Closing Date (as defined in the Agreement and Plan of Reorganization) a written request that the Company effect a registration with respect to all or any part of the Registrable Securities, the Company will:

               (i) promptly give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and take such actions as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) business days after such written notice from the Company is mailed or delivered.

         (b) The Company shall file a Registration Statement as soon as practicable after receipt of the request of the Initiating Holders under this
Section 1.2, but in any event within ninety (90) calendar days of receipt of such request; provided, however, that if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its securityholders for such Registration Statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer such filing to a date not later than one hundred eighty (180) calendar days after receipt of such request; provided, further that the Company may not defer more than one such filing in any twelve
(12) month period.

         (c) Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

               (i) If, during the six (6) month period following the Closing Date, the Company has initiated a registration which the Holders would be eligible to participate in pursuant to Section 1.3 hereof (counting for these purposes only registrations that have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders unless the Holders have elected to bear all Registration Expenses incurred by the Company pursuant to Section 1.5 hereof and related to the Holders and their withdrawal, and which expenses would, absent such election, have been borne by the Company);

               (ii) At any time before the date six (6) months after the Closing Date;

               (iii) If the Company shall have previously initiated any registration pursuant to this Section 1.2 (counting for these purposes only a registration which has been declared or ordered effective and pursuant to which securities have been sold and any registration which has been withdrawn by the Holders unless the Holders have elected to bear all Registration Expenses incurred by the Company pursuant to
         Section 1.5 hereof and related to the Holders and their withdrawal, and which expenses would, absent such election, have been borne by the Company);

               (iv) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld);

               (v) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (iv) above to firmly underwrite the offer;

               (vi) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

               (vii) If doing so would conflict with the rights of any parties under the Prior Registration Rights Agreements.

         (d) Underwriting. The right of any Holder to registration pursuant to
             ------------
this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

         (e) Other Stockholders; Company Securities. The Registration Statement
             --------------------------------------
filed in accordance with Section 1.2 hereof pursuant to the request of the Initiating Holders may include Other Securities of Other Stockholders, and may include securities of the Company being sold for the account of the Company.

         (f) Procedures. If the Company shall request inclusion in any
             ----------
registration pursuant to Section 1.2(e) hereof of securities being sold for its own account, or if Other Stockholders shall request inclusion in any registration pursuant to Section 1.2(e) hereof, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement (including Section 1.8 hereof). The Company shall (together with all Holders and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.10 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or Other Securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If Registrable Securities or Other Securities are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(f), then the Company shall allocate the right to include additional securities in the Registration as set forth in Section 1.10 hereof.

         1.3  Piggyback Registration.
              ----------------------

         (a) If the Company shall determine to register any of its securities either for its own account for cash or for the account of Prior Holders or Other Stockholders exercising their respective demand registration rights (other than (i) pursuant to Section 1.2 hereof, (ii) a registration relating solely to employee benefit plans on Form S-1, Form S-8, or similar forms which may be promulgated in the future, or (iii) a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar form which may be promulgated in the future), the Company will:

               (i) Promptly give to each Holder written notice of the proposed registration; and

               (ii) Include in such registration (and in any related qualification under blue sky laws or other state securities laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request made by any Holder within twenty (20) business days after such Holder receives such written notice from the Company, except as set forth in Section 1.3(b) hereof.

         (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i) hereof. In such event the right of the Holders to registration pursuant to this Section 1.3 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. The Holders shall (together with the Company, the Prior Holders and the Other Stockholders, if any, distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

         Notwithstanding any other provision of this Section 1.3, if the underwriters determine that marketing factors require a limitation of the number of securities to be underwritten and that the number of securities requested to be included by the Company and holders of securities entitled to be included in the registration exceeds the amount of securities compatible with the success of the offering, and so advise the Company in writing, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Holders, the Prior Holders and the Other Stockholders. The Company shall advise the Holders, the Prior Holders and the Other Stockholders of such limitation, and the number of Registrable Securities, Prior Registrable Securities and Other Securities held by the Holders, the Prior Holders and the Other Stockholders of the Company that may be included in the registration shall be allocated among the Holders, the Prior Holders and Other Stockholders requesting inclusion, in accordance with Section 1.10 hereof.

         If the Holder disapproves of the terms of any such underwriting, including any reduction by the underwriter for market reasons, he or she may elect not to be included in the registration by delivering written notice to the Company at least five (5) days prior to the effective date of the Registration Statement (unless otherwise mutually agreed by the Company and the Holder).

         (c) The Company shall use all reasonable efforts to keep such registration pursuant to this Section 1.3, and any qualification or compliance under blue sky laws or other state securities laws which the Company determines to obtain, effective for a period of one hundred eighty (180) days from the date of effectiveness or for such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto or may be sold pursuant to Rule 144 or there cease to be outstanding any Registrable Securities, whichever first occurs, provided that the Company shall be deemed not to have used all reasonable efforts to keep such registration, qualification or compliance effective during the requisite period if it voluntarily takes any action that would result in any Holder not being able to offer and sell his or her Registrable Securities during that period unless such action is required by applicable law.

         1.4 Registration Procedures. In the case of each registration effected
             -----------------------
by the Company pursuant to Sections 1.2 and 1.3 hereof, the Company will keep each Holder advised as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

         (a) Prepare and file with the Commission a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing any such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the Company shall furnish to each Holder copies of all such documents proposed to be filed, which documents will be subject to the review of the Holder and his counsel, if any, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which the Holders of a majority of the Registrable Securities, Prior Registrable Securities and covered by such Registration Statement shall reasonably object on a timely basis.

         (b) Prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Sections 1.2 and 1.3 hereof; cause the related Prospectus to be amended or supplemented by any required Prospectus amendment or supplement, and as so amended or supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the methods of disposition intended by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

         (c) Notify each Holder promptly, and (if requested by such Holder) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the existence of any fact or the happening of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable time.

         (e) If reasonably requested by the Holders of a majority of the Registrable Securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Company or the Holders of a majority of such Registrable Securities, Prior Registrable Securities and Other Securities agree should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement consistent with clause (i) or (ii) above; provided, that the Company shall not be required to take any actions under this Section 1.4(e) that are not, in the opinion of outside counsel for the Company, in compliance with applicable law.

         (f) Furnish to each Holder and his counsel, if any, upon request and without charge, at least one conformed copy of the Registration Statement or Registration Statements and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or counsel).

         (g) Deliver to each Holder and his counsel, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Holders may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with each Holder and his counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the blue sky laws or other state securities laws of such jurisdictions within the United States as any Holder reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

         (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of any Holder, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable each Holder to consummate the disposition of such Registrable Securities.

         (j) Upon the occurrence of any event contemplated by Sections 1.4(c)(v) or 1.4(c)(vi) hereof, prepare a supplement or post-effective amendment to each Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as Current Report on Form 8-K) so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) If necessary in connection with a disposition of Registrable Securities and in accordance with the General Corporate Laws of the State of Delaware, make available for inspection, at the offices where normally kept during reasonable business hours, by a representative of any Holder and any attorney or accountant retained by any Holder, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such disposition; provided, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such persons, and such persons shall so agree in writing, unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities or (iii) disclosure of such records, information or documents is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

         (l) Comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than Forty-Five (45) calendar days after the end of any quarter (or Ninety (90) calendar days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement.

         (m) Enter into such agreements and take all such other actions in connection therewith reasonably approved by the Company's management and its Board of Directors in order to expedite or facilitate the disposition of such Registrable Securities.

         (n) Unless any Registrable Securities shall be in book-entry only form, cooperate with each Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as each Holder may request.

         (o) Provide the transfer agent for the Common Stock with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company.

         (p) Cause the Common Stock to be listed on each securities exchange or quotation system on which the Common Stock is then listed no later than the date the Registration Statement is declared effective and, in connection therewith, to the extent applicable, to make such filings under the Exchange Act and to have such filings declared effective thereunder.

         The Company may require each Holder, and each Holder agrees, to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing, and the Company may exclude from such registration the Registrable Securities of any Holder, if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Holder not misleading. Any sale of any Registrable Securities by each Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and his plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Holder or his plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Holder or his plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 1.4(c)(ii), 1.4(c)(iii), 1.4(c)(iv), 1.4(c)(v) or 1.4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the applicable Registration Statement or Prospectus until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Sections 1.4(j) hereof, or until he is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The Company agrees to give the Advice promptly after it determines that the use of the applicable Prospectus may be resumed.

         1.5 Registration Expenses. All fees and expenses incident to the
             ---------------------
performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any of the Registration Statements become effective and whether or not any of the Registrable Securities are transferred pursuant to the Registration Statement. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to designation of the Registrable Securities as eligible for trading on The Nasdaq Stock Market's National Market, and (B) of compliance with applicable blue sky laws or other state securities laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the counsel for the Holders in connection with the Registration (provided that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm for all parties other than the Company participating in any transaction hereunder), (v) reasonable fees and disbursements of all independent certified public accountants, (vi) Securities Act liability insurance if the Company so desires such insurance, and (vii) fees and expenses of all other persons retained by the Company. In addition, the Company will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. The Company will not be responsible for any Selling Expenses associated with the Registrable Securities.

         1.6 Delay of Registration. The Holders shall not have any right to take
             ---------------------
any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement, unless such registration pertains solely to Registrable Securities.

         1.7  Indemnification.
              ---------------

         (a) The Company will indemnify each Holder and each person controlling such Holder within the meaning of section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to indemnify any Holder or underwriter in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of any Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company.

         (b) Each Holder will, if Registrable Securities held by the Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, and each person controlling the Company within the meaning of section 15 of the Securities Act, and each underwriter, if any, of the Company's securities covered by such a Registration Statement, and each person who controls any underwriter within the meaning of section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company, such directors, officers, partners, legal counsel, accountants, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that it is judicially determined that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent has not been unreasonably withheld).

         (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Without limiting the generality of the foregoing, the Indemnified Party may withhold its consent to any such counsel who also acts as counsel to the Indemnifying Party (with respect to such claim or otherwise) and the Indemnified Party reasonably believes that there exists a conflict of interest between the Indemnified Party and the Indemnifying Party, with respect to such claim or litigation. In such event, the Indemnifying Party shall bear the expense of another counsel who shall represent the Indemnified Party and any other persons or entities who have indemnification rights from the Indemnifying Party hereunder, with respect to such claim or litigation, and shall be selected as provided in the first sentence of this Section 1.7(c). The Indemnified Party may participate in such defense at such party's expense (except to the extent that the Indemnifying Party is required to pay the expense of such counsel pursuant to this Section 1.7(c)), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         1.8 Lock-Up Agreement. In consideration for the Company agreeing to its
             -----------------
obligations under this Article 1, each Holder agrees, upon the request of the underwriters managing an underwritten offering of the Company's securities, not to publicly (including pursuant to Rule 144(k) promulgated under the Securities
Act) sell, make any short sale of, pledge, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) as the underwriters may specify from the effective date of the Registration Statement pertaining to such offering (the "Lock-Up Agreement").

         The obligation of each Holder to enter into the Lock-Up Agreement described herein shall terminate when such Holder's registration rights have terminated pursuant to Section 1.2(a) or Section 1.3 hereof. The obligations described in this Section 1.8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

         1.9  Information Requirements
              ------------------------

         (a) The Company shall file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the

Securities Act. The Company further covenants that it will cooperate with each Holder and take such further action as such Holder may reasonably request (including without limitation making such representations as any such holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements.

         (b) The Company shall file in a timely manner the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file Registration Statements on Form S-3.

         1.10 Allocation of Registration Opportunities. In any circumstance in
              ----------------------------------------
which all of the Registrable Securities, Prior Registrable Securities and Other Securities requested to be included in a registration on behalf of the Holders, Prior Holders and/or Other Stockholders cannot be so included as a result of limitations imposed by the underwriters on the aggregate number of shares of Registrable Securities, Prior Registrable Securities and Other Securities which may be so included, the number of Registrable Securities, Prior Registrable Securities and Other Securities which may be so included shall be allocated among the Holders, the Prior Holders and Other Stockholders requesting inclusion of securities in the following manner and order: (i) pro rata among the Prior Holders on the basis of the number of Prior Registrable Securities that would be held by such Prior Holders assuming conversion; provided, however, that, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities, Prior Registrable Securities and/or Other Securities to be included in such Registration, if any Prior Holders do not request inclusion of the maximum number of Prior Registrable Securities allocated to them pursuant to the above-described procedure, the remaining portion of their allocation shall be reallocated among the other Prior Holders whose allocations did not satisfy their requests pro rata on the basis of the number of Prior Registrable Securities that would be held by such Prior Holders, assuming conversion, and this procedure shall be repeated until all of the Prior Registrable Securities that may be included in the registration on behalf of the Prior Holders have been so allocated; (ii) pro rata among the Holders and Other Stockholders, assuming conversion; provided, however, that, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Securities to be included in such registration, if any Holder or Other Stockholder does not request inclusion of the maximum number of Registrable Securities and/or Other Securities allocated to them pursuant to the above-described procedure, the remaining portion of their allocation shall be reallocated among those Holders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of Registrable Securities or Other Securities that would be held by such Holder or Other Stockholder, assuming conversion, and this procedure shall be repeated until all of the Registrable Securities and Other Securities which may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated. The Company shall not limit the number of Registrable Securities or Prior

Registrable Securities to be included in a registration pursuant to this Agreement in order to include securities held by securityholders with no registration rights.

         Article 2.  Miscellaneous.
         ---------   -------------

         2.1 No Inconsistent Agreements. The Company has not entered, as of the
             --------------------------
date hereof, and shall not enter, on or after the date of this Agreement, any agreement with respect to its securities which is inconsistent with the rights granted to the Stockholders in this Agreement.

         2.2 Amendments and Waivers. The provisions of this Agreement, including
             ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Stockholders.

         2.3 Notices. Any notice, request, instruction or other document to be
             -------
given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:

                                     Savoir Technology Group, Inc.
                                     254 E. Hacienda Avenue
                                     Campbell, CA 95008
                                     Attention:  Chief Financial Officer
                                     Fax:  (408) 370-4597


     with a copy to:                 Pillsbury Madison & Sutro LLP
                                     2550 Hanover Street
                                     Palo Alto, CA 94304
                                     Attention:  Ms. Katharine A. Martin
                                     Fax:  (415) 233-4545


     And                             MCBA Systems, Inc.
                                     4955 Corporate Drive
                                     Huntsville, AL 35806
                                     Attention:  Michael N. Gunnells
                                     Fax:  (206) 726-9040


     with a copy to:                 Lanier Ford Shaver & Payne P.C.
                                     Suite 5000, 200 West Side Square
                                     Huntsville, AL 35801-4816
                                     Attention:  Elizabeth W. Abel
                                     Fax:  (205) 533-9322

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

         2.4 Successors and Assigns. This Agreement shall inure to the benefit
             ----------------------
of and be binding upon the heirs, personal representatives, successors and permitted assigns of each of the parties. The registration rights of each Holder under this Agreement are personal to such Holder and may not be transferred or assigned. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.

         2.5 Future Registration Rights. Notwithstanding any provision in this
             --------------------------
Agreement, this Agreement will not in any way prohibit the granting by the Company of any future registration rights.

         2.6 Counterparts. This Agreement may be executed in any number of
             ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         2.7 Headings. The headings in this Agreement are for convenience of
             --------
reference only and shall not limit or otherwise affect the meaning hereof.

         2.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
             -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         2.9 Severability. If any term, provision, covenant or restriction of
             ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         2.10 Entire Agreement. This Agreement is intended by the parties as a
              ----------------
final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Common Stock issued to the Stockholders pursuant to the Agreement and Plan of Reorganization. Except as provided in the Agreement and Plan of Reorganization, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Common Stock. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

         2.11 Attorneys' Fees. In any action or proceeding brought to enforce
              ---------------
any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         2.12 Further Assurances. Each of the parties hereto shall use all
              ------------------
reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

         2.13 Termination. This Agreement and the obligations of the parties
              -----------
hereunder shall terminate after the later of (a) three (3) years from the Closing Date or (b) when all shares of Registrable Securities held by the Holders may immediately be sold pursuant to Rule 144 or Rule 145 during any ninety (90) day period, except for any liabilities, obligations or indemnification under Sections 1.5 or 1.7 hereof or the proviso of Section 1.4(k) above, which shall remain in effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    SAVOIR TECHNOLOGY GROUP, INC.



                                    By
                                      -----------------------------------------
                                               Chief Financial Officer


                                    THE STOCKHOLDERS


                                    -------------------------------------------
                                                 Michael N. Gunnells


                                    -------------------------------------------
                                                    John Harkins

                                 EXHIBIT 7.2(d)

               [FORM OF OPINION FOR MCBA SYSTEMS, INC.'S COUNSEL]


Savoir Technology Group, Inc.


         Re:      MCBA Systems, Inc.


Ladies and Gentlemen:

         The undersigned, counsel to MCBA Systems, Inc., an Alabama corporation (the "Company") and with regard to that certain Agreement and Plan of Reorganization, dated as of November 22, 1997 (the "Reorganization Agreement") by and among Savoir Technology Group, Inc., a Delaware corporation ("STG"), the Company, Michael N. Gunnells and John Harkins (collectively the "Shareholders"), and the performance thereof by the Company, is of the following opinion:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Company is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States as to which the Company has represented to us that the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect the Company, its assets, financial condition or operations. To our knowledge, the Company has no subsidiaries.

         2. The authorized capital stock of the Company consists of _______ shares of Common Stock, par value $__ per share (the "Common Stock"), of which _____ shares are outstanding.

         3. The Company does not have outstanding any options, warrants, calls, conversion rights, commitments or agreements of any character to which the Company is a party or by which the Company may be bound that do or may obligate the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Company's capital stock or that do or may obligate the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

Savoir Technology Group, Inc.
__________, 1997
Page 2


         4. There are no rights of first refusal, co-sale rights, rights of participation, rights of first offer, options or other restrictions on transfer applicable to any share of Common Stock pursuant to the Company's Articles of Incorporation or Bylaws or, to our knowledge, pursuant to any contract or agreement of the Company or binding upon the Company.

         5. The Company has all requisite corporate power and authority to enter into the Reorganization Agreement, to execute, deliver and perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Reorganization Agreement, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company, including approval by its Board of Directors and by the shareholders of the Company. The Reorganization Agreement is the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

         6. Each of the Shareholders has the right, power and capacity to execute and deliver the Reorganization Agreement and the Shareholders' Closing Documents and to sell, transfer and deliver the Shares pursuant to the Reorganization Agreement and the Shareholders' Closing Documents. The Reorganization Agreement and each of the Shareholders' Closing Documents have been duly authorized, executed and delivered by or on behalf of each of the Shareholders. Upon delivery of the certificates representing the Common Stock on behalf of the Shareholders pursuant to the terms of the Reorganization Agreement and payment therefor by STG, assuming that STG is not aware of any adverse claim with respect thereto, will transfer all rights and interests in and to the Shares to STG, free of any adverse claim.

         7. To our knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any third party, court, administrative agency or commission or other governmental authority, is required by or with respect to the Company in connection with the execution and delivery of the Reorganization Agreement or the exhibits by the Company or the consummation by the Company of the transactions contemplated thereby, except as required by the Reorganization Agreement or the exhibits and except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country.

         8. To our knowledge there is no action, suit, proceeding, claim, arbitration or investigation pending or threatened to which the Company or the Shareholders is a party which questions the validity of the Reorganization Agreement or which would have a material and adverse effect on the present assets, operations or financial condition of the Company.

Savoir Technology Group, Inc.
__________, 1997
Page 3


         9. The execution, delivery and performance of the Reorganization Agreement and the consummation by the Company of the transactions contemplated thereby (i) do not or will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right to termination, cancellation or acceleration of any obligation under
(a) any provision of the Articles of Incorporation or Bylaws of the Company or
(b) any contract, agreement or instrument, permit, franchise, license, judgment or other agreement or rule, applicable to the Company or its operations, properties or assets, (ii) do not or will not violate or contravene any governmental statute, rule or regulation applicable to the Company or any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would have an adverse effect on the present assets, operations or financial condition of the Company, and (iii) do not constitute a default under the provisions of any contract to which the Company is a party.


                                             Very truly yours,

                                 EXHIBIT 7.2(g)
                                 --------------

                        FORM OF AGREEMENT NOT TO COMPETE
                        --------------------------------

         THIS AGREEMENT NOT TO COMPETE (the "Non-Compete"), made and entered into as of __________, 1997 by and between SAVOIR TECHNOLOGY GROUP, INC., a
                                           -----------------------------
Delaware corporation ("STG"), and MICHAEL N. GUNNELLS ("Gunnells"),
                                  -------------------

                              W I T N E S S E T H:

         WHEREAS, Gunnells is a shareholder and officer of MCBA Systems, Inc., an Alabama corporation ("MCBA"); and

         WHEREAS, pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of November 22, 1997 (the "Agreement") by and among STG, Gunnells and Harkins (together, Gunnells and Harkins are referred to herein as the "Shareholders"), the Shareholders intend to sell, convey, transfer, assign and deliver all of the issued and outstanding capital stock of MCBA (the "Shares"), to STG in exchange for certain consideration; and

         WHEREAS, Gunnells and STG are parties to that certain Letter Agreement pursuant to which Gunnells will be an employee of STG; and

         WHEREAS, this Non-Compete is a condition precedent to the transaction contemplated in the Agreement, and STG would not consummate the transactions contemplated by the Agreement absent the execution by Gunnells of this Non-Compete:

         NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained in this Non-Compete and for other and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms not otherwise defined in this
            -----------
Agreement shall have the meanings set forth in the Agreement.

         2. Term. STG and Gunnells hereby enter into this Non-Compete for a term
            ----
of the greater of (a) three (3) years after Closing, or (b) one (1) year after the termination of active employment of Gunnells by STG.

         3. Consideration for Agreement Not to Compete. The sole consideration
            ------------------------------------------
for the faithful performance of the obligations specified in Section 4 hereof by Gunnells shall be the consideration received by Gunnells under the Agreement.

         4. Agreement Not to Compete. The Parties hereto agree that for the term
            ------------------------
of this Non-Compete and except with respect to Gunnells's duties and responsibilities as an employee of STG, Gunnells will not, in any of the jurisdictions set forth in Exhibit A hereto, directly or indirectly: (a) sell computer hardware, including, without limitation, midrange and mainframe computer systems, or services to value-added resellers, resellers, midrange or mainframe distributors or systems integrators or (b) approach, contact or solicit any employee of STG, MCBA or any affiliate of STG to leave the employ of STG, MCBA or any of its affiliates except through general employment advertising.

         5.  Interpretation.
             --------------

         (a) Gunnells recognizes that the foregoing covenant in Section 4 hereof, and the territorial, time and other limitations with respect thereto, are reasonable and properly required for the adequate protection of the acquisition of the Shares by STG, and agrees that such limitations are reasonable with respect to the business activities of Gunnells.

         (b) The parties hereto recognize that the laws and public policies of the various states of the United States and Delaware may differ as to the validity and enforceability of covenants similar to those contained in Section 4 hereof. It is the intention of the parties that the provisions of Section 4 hereof shall be enforced to the fullest extent permissible under the laws and public policies of the State of Delaware and of any other jurisdiction in which enforcement may be sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of Section 4 hereof. To the extent that Section 4 hereof shall be declared unenforceable in any one or more of such jurisdictions, such declaration shall not affect Section 4 hereof with respect to each other jurisdiction, as Section 4 hereof shall be construed to be severable and independent. If any provision of Section 4 hereof shall be determined to be invalid or unenforceable, either in whole or in part, Section 4 hereof shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of Section 4 hereof in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

         6. Remedies. In the event of a breach or a threatened breach of any of
            --------
the covenants contained in Section 4 hereof, STG shall, in addition to the remedies provided by law and in addition to seeking damages through the arbitration proceeding as provided in Section 13 hereof, have the right and remedy to have such covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any material breach of any of the covenants will cause irreparable injury to STG and that money damages will not provide an adequate remedy to STG.

         7. Successors and Assigns. This Non-Compete shall inure to the benefit
            ----------------------
of the successors and assigns of STG. Gunnells may not assign his individual obligations hereunder, and any such proposed assignment shall be void. Subject to the foregoing, this Non-Compete shall inure to the benefit of, and bind the successors, heirs, personal representatives and assigns of Gunnells.

         8. Waiver. The failure of any party to insist, in any instance, upon
            ------
performance of any of the terms or conditions of this Non-Compete shall not be construed as a waiver of future performance of any such term or condition, and the obligations of any party with respect thereto shall continue in full force and effect.

         9. Effectiveness. The effectiveness of this Non-Compete is expressly
            -------------
conditioned on the closing of the transaction specified in the Agreement.

         10. Entire Agreement. This Non-Compete and the Agreement set forth the
             ----------------
entire agreement between the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing signed by the party against whom enforcement of any amendment is sought.

         11. Notices. All notices and demands provided for by this Non-Compete
             -------
shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given when mailed by first class mail enclosed in a registered or certified post-paid envelope addressed to the addresses of the parties set forth below or to such changed address as any such party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt.


                                     Savoir Technology Group, Inc.
                                     254 E. Hacienda Avenue
                                     Campbell, CA 95008
                                     Attention:  Chief Financial Officer
                                     Fax:  (408) 370-4597

     with a copy to:                 Pillsbury Madison & Sutro LLP
                                     2550 Hanover Street
                                     Palo Alto, CA 94304
                                     Attention:  Ms. Katharine A. Martin
                                     Fax:  (415) 233-4545

     And                             MCBA Systems, Inc.
                                     4955 Corporate Drive
                                     Huntsville, AL 35806
                                     Attention:  Michael N. Gunnells
                                     Fax:  (206) 726-9040

     with a copy to:                 Lanier Ford Shaver & Payne P.C.
                                     Suite 5000, 200 West Side Square
                                     Huntsville, AL 35801-4816
                                     Attention:  Elizabeth W. Abel
                                     Fax:  (205) 533-9322

         12. Governing Law. This Non-Compete and its validity, construction and
             -------------
performance shall be governed in all respects by the internal laws of the State of Delaware without giving effect to principles of conflict of laws.

         13. Arbitration. All disputes arising out of or relating to this
             -----------
Non-Compete shall be determined by binding arbitration in accordance with the then current Commercial

Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. The parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, any party or the parties jointly shall request the American Arbitration Association to submit to each party an identical panel of fifteen (15) persons. Alternate strikes shall be made to the panel, commencing with the party bringing the claim, until the name of three (3) persons remain, or one person if the case is to be heard by a single arbitrator. The parties may, however, by mutual agreement request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three (3) arbitrators, as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the state of Delaware and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto and the subject matter. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be San Francisco, California. Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other party's employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) are not empowered to award damages in excess of actual damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration.

         14. Attorneys. Pillsbury Madison & Sutro LLP has only represented STG
             ---------
in connection with this transaction. Gunnells has had an opportunity to consult with his counsel regarding the terms of this Non-Compete.

         15. Counterparts. This Non-Compete may be executed in any number of
             ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the date first written above.

                                       SAVOIR TECHNOLOGY GROUP, INC.



                                       By
                                         --------------------------------------

                                       Title
                                            -----------------------------------


                                       ----------------------------------------
                                                   Michael N. Gunnells

                                                    EXHIBIT A


I.  California Counties:
    -------------------

1.  Alameda                             22.  Riverside
2.  Alpine                              23.  Sacramento
3.  Calaveras                           24.  San Benito
4.  Contra Costa                        25.  San Bernardino
5.  El Dorado                           26.  San Diego
6.  Fresno                              27.  San Francisco
7.  Glenn                               28.  San Joaquin
8.  Kern                                29.  San Luis Obispo
9.  Kings                               30.  San Mateo
10. Lake                                31.  Santa Barbara
11. Los Angeles                         32.  Santa Clara
12. Madera                              33.  Santa Cruz
13. Marin                               34.  Sierra
14. Mariposa                            35.  Siskiyou
15. Mendocino                           36.  Solano
16. Merced                              37.  Sonoma
17. Monterey                            38.  Stanislaus
18. Napa                                39.  Sutter
19. Nevada                              40.  Ventura
20. Orange                              41.  Yolo
21. Placer                              42.  Yuba


II.  United States.
     -------------

         1.  All of the States of the United States other than California.

         2.  Washington, D.C.

III.  Canada, Mexico and Puerto Rico.
      ------------------------------

CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF
THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
FILED WITH THE COMMISSION.

                                 EXHIBIT 7.2(k)
                                 --------------

                          FORM OF EMPLOYMENT AGREEMENT
                          ----------------------------

                          Savoir Technology Group, Inc.
                            254 East Hacienda Avenue
                           Campbell, California 95008


                                 _____ __, 1998

Mr. Michael N. Gunnells



Dear Mr. Gunnells:

         This letter agreement sets forth the terms and conditions of your employment with Savoir Technology Group, Inc. (the "Company").

         In consideration of the mutual covenants and promises made in this letter agreement, you and the Company agree as follows:

         1. Employment. Commencing as of ____ __, 1998 (the "Effective Date"),
            ----------
you will serve as the Vice President of S-390 Sales and Marketing of the Company. You will be given such duties, responsibilities and authority as are appropriate to such position. Throughout the term of your employment, you will devote such business time and energies to the business and affairs of the Company as are reasonably needed to carry out your duties and responsibilities as Vice President of S-390 Sales and Marketing of the Company, subject to the overall supervision and direction of the President and Chief Executive Officer of the Company and the Company's Board of Directors.

         2. Term. Your employment with the Company will continue through the end of [***************] unless the Company and you mutually agree that an adequate replacement has been identified. [***********************************
***********************************************] subject to the terms and provisions of paragraph 5 hereof.

         3. Salary. For your services to the Company as the Vice President of
            ------
S-390 Sales and Marketing of the Company, you will be paid a base salary, payable semi-monthly during each month of employment, at an annualized rate of [*******************************] per year.


    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Mr.
_____ __, 1997
Page 2


         4. Incentive Payment. The Company shall pay you a quarterly incentive
            -----------------
payment of [****************************] conditioned upon the attainment of certain quarterly performance criteria related to return on assets of the S-390 Business of the Company, as specified by the Board of Directors of the Company. Such payments shall be based on your performance during each calendar quarter and shall be paid within thirty (30) days of the end of each such quarter.

         5. Employee Benefit Programs. During the term of your employment, you
            -------------------------
will be entitled to participate in all employee benefit programs of the Company at the time or thereafter made available to the Company's executives or salaried employees generally, including, without limitation, pension and other retirement plans, profit sharing plans, group life insurance, accidental death and dismemberment insurance, hospitalization, surgical, major medical and dental coverage, sick leave (including salary continuation arrangements), long-term disability, vacations, holidays and other employee benefit programs sponsored by the Company. The Company shall reimburse you, in accordance with the Company's policy in effect from time to time, for all travel, entertainment and other business expenses incurred by you in the performance of your duties and responsibilities hereunder.

         6.  Consequences of Termination of Employment.
             -----------------------------------------

         (a) For Cause. Following the Effective Date, the Company may terminate
             ---------
your employment for "Cause," subject to the notice requirement and right to cure set forth below. "Cause" will exist in the event you are convicted of a felony or, in carrying out your duties, you are guilty of gross negligence or gross misconduct resulting, in either case, in material harm to the Company, XYZ or XYZ's relationship with IBM Corporation. In the event that the Company desires to terminate your employment for Cause, it shall be required to provide written notice to you of the act or omission complained of, giving reasonably specific details and to the extent such act or omission may be cured or corrected within a period of sixty (60) calendar days, you shall be given a period of sixty (60) calendar days in which to cure or correct such act or omission, in which case if you cure or correct the specified act or omission within such sixty (60) calendar day period, the right to terminate for Cause with respect of such act or omission shall be extinguished. You may, at the option of the Company and without the Company or XYZ thereby incurring any liability to you, be suspended with pay during the pendency of such cure period until the earlier of such time as such act or omission is cured or corrected or the end of such sixty (60) calendar day period. In the event your employment is properly terminated for Cause in accordance with this Section 6(b), the Company shall pay you any unpaid salary and accrued and unpaid bonus due you pursuant to paragraphs 3 and 4 above through the date of termination and you will be entitled to no other compensation from the Company pursuant to this Agreement.


    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Mr.
_____ __, 1997
Page 3


         (b) Without Cause. Following the Effective Date, the Company may
             -------------
terminate your employment without Cause. In such event, (i) the Company shall pay you any unpaid salary and accrued and unpaid bonus due you pursuant to paragraphs 3 and 4 above through the date of termination, (ii) the Company shall continue to pay you your base salary for a period of nine (9) months following your termination of employment, paid to you in accordance with the schedule set forth in paragraph 3 above, and (iii) subject to any employee contribution applicable to you on the date of termination, for a nine (9) month period following the date of termination, you shall be entitled to continue participation, and the Company shall continue to pay for the cost of your participation, in the Company's group medical and dental insurance plans, provided that you are entitled to continue such participation under applicable state and federal law and plan terms. It shall be a condition precedent of payment to you of such consideration pursuant to the preceding two sentences that you execute a full and complete release of the Company, each of its subsidiaries and their respective past, present and future officers, directors, employees, consultants, attorneys, agents and shareholders, in form and substance reasonably acceptable to the Company and its counsel, of any claims you may have against any of them, to the extent such claims arise from your employment hereunder (the "Release"); provided, however, in no event shall you be required to release any rights to indemnification under the charter documents or bylaws of the Company or under any indemnification agreement to which you are a party.

         (c) Voluntary Termination. In the event you terminate your employment
             ---------------------
with the Company of your own volition, such termination will have the same consequences as a termination for Cause under subparagraph 6(a) above.

         (d) Change in Responsibilities Following a Change in Control. Following
             --------------------------------------------------------
the Effective Date, in the event your duties and responsibilities as _____ of XYZ are substantially reduced, without Cause, within twelve (12) months following a Change of Control (defined below) of the Company, your resulting resignation of employment will be treated as a termination of employment by the Company without Cause in accordance with subparagraph 6(a) above. "Change of Control" as used herein shall be defined as the occurrence of any of the following events:

                  (i) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

Mr.
_____ __, 1997
Page 4


                  (ii) The shareholders of the Company approve (A) a plan of complete liquidation of the Company or (B) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                  (iii) Any "person" (as defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities.

         (e) Death or Disability. If your employment is terminated due to your
             -------------------
death or a permanent disability that prevents you from performing your duties hereunder, the Company shall pay you, or your estate, as the case may be, any unpaid salary and accrued and unpaid bonus due you pursuant to paragraphs 3 and 4 above through the date of termination.

         7. Assignability; Binding Nature. Commencing on the Effective Date,
            -----------------------------
this letter agreement will be binding upon you and the Company and your respective successors, heirs, personal representatives and assigns. This letter agreement may not be assigned by you except that your rights to compensation and benefits hereunder, subject to the limitations of this letter agreement, may be transferred by will or operation of law. No rights or obligations of the Company under this letter agreement may be assigned or transferred except by operation of law in the event of a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the Company's obligations under this letter agreement contractually or as a matter of law.

         8. Governing Law; Arbitration. This letter agreement will be deemed a
            --------------------------
contract made under, and for all purposes shall be construed in accordance with, the laws of Delaware. Any controversy or claim relating to this letter agreement, any breach thereof, and any claims you may have against the Company or any officer, director or employee of the Company or arising from or relating to your employment with the Company, will be settled solely and finally by arbitration in accordance with the rules of the American Arbitration Association ("AAA") then in effect in the State of Delaware, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator may provide that the cost of the arbitration (including reasonable legal fees) incurred by you or the Company will be borne by the non-prevailing party.

Mr.
_____ __, 1997
Page 5


         9. Withholding. Anything to the contrary notwithstanding, following the
            -----------
Effective Date all payments made by the Company hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. In lieu of withholding, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

         10. Entire Agreement. Except as otherwise specifically provided herein
             ----------------
this letter agreement contains all of the legally binding understandings and agreements between you and the Company pertaining to the subject matter of this letter agreement and supersedes all such agreements, whether oral or in writing, previously entered into between the parties.

         11. Miscellaneous. No provision of this letter agreement may be amended
             -------------
or waived unless such amendment or waiver is agreed to by you and the Board of Directors of the Company in writing. No waiver by you or the Company of the breach of any condition or provision of this letter agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. In the event any portion of this letter agreement is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

         This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Mr.
_____ __, 1997
Page 6


         Please acknowledge your acceptance and understanding of this letter agreement by signing and returning it to me by 5:00 p.m. on _____ __, 1998. A copy of the signed letter agreement will be sent to you for your records.

                                         Sincerely,

                                         SAVOIR TECHNOLOGY GROUP, INC.



                                         By:
                                            -----------------------------------

                                         Title:
                                               --------------------------------


ACKNOWLEDGED AND AGREED:



--------------------------------------
Michael N. Gunnells

Dated: _____ __, 1998


Address:  ----------------------------
          ----------------------------
          ----------------------------

CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF
THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
FILED WITH THE COMMISSION.

                                 EXHIBIT 7.2(q)
                                 --------------

                 FORM OF INDUSTRY REMARKETER AFFILIATE AGREEMENT
                 -----------------------------------------------

         THIS INDUSTRY REMARKETER AFFILIATE AGREEMENT (this "Agreement"), dated as of _____ 1998, is made by and between SAVOIR TECHNOLOGY GROUP, INC., a
                                         -----------------------------
Delaware corporation ("Savoir") having offices at 254 East Hacienda Avenue, Campbell, California 95008 and MCBA SYSTEMS, INC. or its successor in interest,
                               ------------------
an Alabama corporation ("MCBA"), having offices at 4955 Corporate Drive, Suite 300, Huntsville, Alabama 35805 (Savoir and MCBA are together referred to as "STG"), and INNOVATIVE BUSINESS SYSTEMS, INC. or its successor in interest, an
            ---------------------------------
Alabama corporation, having offices at 4955 Corporate Drive, Suite 300, Huntsville, Alabama 35805 ("IRA").

         RECITALS:

         A. STG is authorized to market and distribute certain Products, including IBM Products, to resellers; STG is authorized and wishes to appoint IRA as a solution provider affiliate to sell to End-Users the IBM Products it acquires exclusively from STG and to engage IRA to sell other non-IBM Products it acquires from STG to End-Users; and IRA is willing to serve in such capacities.

         B. For the consideration and mutual promises set forth in this Agreement, the parties agree as follows:

         1. Definitions. The terms used in this Agreement have the following
            -----------
meanings:

         1.1 "End User" means anyone, unaffiliated with IRA, who acquires Products for its own use and not for resale.

         1.2 "IBM" means International Business Machines, Inc. and its subsidiaries.

         1.3 "Machine" means an IBM or non-IBM machine, its features, conversions, upgrades, elements, accessories, cables or any combination of them (provided by IBM or another OEM to STG) approved by IBM or another OEM to be provided to IRA.

         1.4 "Original Equipment Manufacturer" or "OEM" means an original equipment manufacturer, including without limitation IBM.

         1.5 "Product" means a Machine, Program or Service which STG has been authorized to distribute to IRA.

         1.6 "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         1.7 "Program" means an IBM or non-IBM licensed program (provided by IBM or another OEM to STG) approved by IBM or the other OEM to be provided to IRA. Program does not include an OEM's licensed internal code.

         1.8 "Service" means assistance performed or marketed by STG, including without limitation use of a resource (such as a network) approved by IBM to be provided to IRA.

         1.9 "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         1.10 "Agreement and Plan of Reorganization" means the Agreement and Plan of Reorganization dated November, 1997, by and among Savoir, MCBA, Michael
N. Gunnells and John Harkins, as amended.

         1.11 "Value Added Enhancement" or "VAE" means the industry specific IBM approved Application Software Program.

         2. Appointment of Industry Remarketer Affiliate. STG hereby appoints
            --------------------------------------------
IRA as one of its industry remarketer affiliates (also referred to as solution provider affiliates) of IBM Products for marketing and sale to End Users in the United States and Puerto Rico with IRA's VAEs. This appointment is not exclusive with respect to STG and STG has entered into and reserves the right to enter into similar agreements with others for the purpose of marketing and distributing Products. This appointment is exclusive with respect to providing IBM Products to IRA for resell and IRA agrees to not enter into any similar arrangement with any others for the purpose of selling IBM Products to End Users.

         3.  IRA Obligations.
             ---------------

         3.1 IBM Requirements. IRA shall be subject to any obligations or
             ----------------
restrictions imposed by IBM under the terms of any applicable agreement between STG and IBM, as such terms may change from time to time, or between IRA and IBM, as such terms may change from time to time, and IRA agrees to be bound by and comply with any such obligations or restrictions. In particular, and without limitation, IRA will comply with all IBM requirements set forth in IRA's agreement with IBM, as amended from time to time. In the event IRA breaches any of the IBM requirements set forth in IRA's agreement with IBM, IRA shall reimburse STG for any losses or damages caused to STG by said breaches.

         4.  STG Obligations.
             ---------------

         4.1 Support. STG will provide telephone support to IRA
             -------
[****************]. STG will also provide telephone support to IRA's End Users through its Business Partner

    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Solutions Technical Support facility at [**************************************
*******************************************************************************
************************************************************************].
At the direction of IRA, STG will either invoice IRA or such End User for STG's services with respect to such End Users. If IRA decides to offer monthly support contracts to End Users, then STG agrees to provide the services under the contracts entered into by IRA, or enter into contracts directly with such End Users, as may be elected by IRA. The applicable charge by STG to IRA or such End Users, as the case may be, shall be as follows:

                           Monthly Support Charge      Monthly Support Charge
                          for Service From 8-5 CST      for 24-Hour Service,
          IBM Product       on Business Days Only           7 Days a Week
          -----------      -----------------------         --------------

RS 6000 family and                $[*****]                     $[****]
AS 400 family


IRA shall be entitled to all proceeds received from End Users in excess of the above described STG service charges.

         5.  Delivery and Title.
             ------------------

         5.1 Delivery. Upon receipt of each purchase order by STG, if the
             --------
Product is not then in STG's inventory, STG will, as soon as reasonably possible but in no event later than two (2) days following receipt of such purchase order, place the order with IBM or other applicable OEM. With respect to Products in STG's inventory or after receipt of such products from the applicable OEM, STG shall ship such Products, as soon as reasonably possible, F.O.B. STG's or IBM's or the other OEM's facility in the continental United States. Such Products shall be insured by STG at IRA's cost; provided, however, IRA shall not be obligated to pay any shipping or insurance charges to the extent such charges are paid by IBM or other OEM. All Products shall be packaged for shipment in accordance with STG's usual and customary practices which shall be reasonably calculated to provide adequate protection for its Products. The method of shipment and common carrier shall be selected by IRA.

         5.2 Passing of Title. Title to the IBM or other Machines will pass from
             ----------------
STG to IRA. IRA shall pass title to the Machines directly to the End User or, if applicable, to a third party financing institution on behalf of the End User. IBM and other OEMs do not transfer title to Programs.

         6.  Price; Payment.
             --------------

         6.1  Product Costs; Payment Terms.
              ----------------------------

         (a) IRA shall acquire the Products from STG at the prices of each such Product as per Exhibit B to this Agreement (the "Price Schedule"). The prices set forth on the Price

    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Schedule shall be increased or decreased, as the case may be, from time to time for the following reasons: (i) to comply with SECTION 6.1(B) below; and (ii) to reflect increases or decreases, as the case may be, in the OEM's price to STG. The prices set forth on the Price Schedule may also be increased or decreased by STG every Six (6) months to reflect general market conditions.

         (b) STG agrees to provide IRA with pricing with respect to each Product which [****************************************************************
*******************************************************************************
*************************************************************************].

         (c) For Products which do not have a price set forth on the Price Schedule, the cost to IRA shall be based upon a [***************] gross margin to STG.

         (d) STG shall not be responsible for any applicable taxes resulting exclusively from IRA's purchases of Products under this Agreement, other than taxes based on STG's sales or income. Payment of STG's invoice shall be due forty-five (45) days after the invoice date.

         (e) Any price decrease for a Product as contemplated by SECTION 6.1(a) above shall be effective on the effective date of the OEM's corresponding price reduction with respect to such Product. IRA shall receive the benefit of any such OEM price reduction with respect to any Product covered by such price reduction that (i) as of the effective date of such OEM price reduction, has been ordered by IRA and has not been shipped, or has been shipped but not installed with the End User (and STG receives the price decrease with respect to such Product), or (ii) is ordered by IRA subsequent to the effective date of such OEM price reduction. Any price increase for a Product as contemplated by
SECTION 6.1(A) above shall be effective on the effective date of the OEM's price increase with respect to such Product.

         6.2 Delinquent Payments. If IRA's account becomes delinquent, and the
             -------------------
amount of such account is not in dispute, STG may do one or more of the following: (a) impose a finance charge, up to the maximum permitted by law, on the delinquent portion of the balance due; or (b) pursue any other remedy available at law to collect such delinquent amount.

         7. Arbitration. Any unresolved dispute arising out of or relating to
            -----------
this Agreement, any schedule, certificate or other document delivered by any party in connection with this Agreement or incident to the transactions contemplated hereby or the breach, inaccuracy, termination or validity hereof or thereof or otherwise arising out of or relating to the transactions contemplated hereby and thereby, or any other agreement among them or between any of them, whether entered into prior to, on or subsequent to the date of this Agreement or those arising under any federal, state or local law, regulation or ordinance, shall be determined by binding arbitration in accordance with certain aspects of the then current Commercial Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs or if the controversy relates to the

    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

termination of this Agreement pursuant to SECTION 9.2 below, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within ten (10) business days after a dispute has arisen which is to be decided by arbitration, any party or the parties jointly shall request the American Arbitration Association to submit to each party an identical panel of fifteen (15) persons. Alternate strikes shall be made to the panel, commencing with the party bringing the claim, until the name of three (3) persons remain, or one (1) person if the case is to be heard by a single arbitrator. The parties may, however, by mutual agreement request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three (3) arbitrators as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the State of Delaware and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto and the subject matter. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1--16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be San Jose, California. Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other party's employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) are not empowered to award damages in excess of actual damages and the IRA and STG hereby irrevocably waive any right to recover such damages with respect to any dispute resolved by arbitration. Each of the parties agrees to participate in good faith in the arbitration process and take all reasonable actions to conclude such arbitration as soon as possible.

         8. Term. Subject to earlier termination in accordance with SECTION 9 of
            ----
this Agreement, the term of this Agreement shall commence on the date set forth above and continue for a period of [***************] months thereafter at which time this Agreement will terminate unless otherwise mutually agreed to by the Parties hereto.

         9.  Termination.
             -----------

         9.1 Termination by STG; Expiration. STG shall have the right to (a)
             ------------------------------
terminate this Agreement immediately upon written notice to IRA if STG is notified by IBM that IRA no longer meets IBM's guidelines and (b) terminate its obligation with respect to providing any other OEM's Products to IRA if IRA no longer meets such OEM's guidelines.

         9.2 Termination by IRA. IRA reserves the right to terminate this
             ------------------
Agreement, upon written notice to STG if STG's contractual relationship with IBM is terminated or expires and is not renewed.

         9.3 Effect of Termination or Expiration. Upon the expiration or
             -----------------------------------
termination of this Agreement, IRA will (a) continue to fulfill its obligations to End Users and in such a way as not to reflect adversely on STG or the Products; (b) pay to STG when due all outstanding amounts including, but not limited to, any amounts owing under SECTION 6 hereof within forty-five (45) days of the invoice date. Upon the expiration or termination of this Agreement, STG will (a) continue to fulfill its obligations to End Users and in such a way as not to reflect adversely on IRA, or the Products and (b) pay IRA all due and outstanding amounts including, without limitation, any amounts due and owing to IRA under SECTION 4.1 hereof.

         10. Confidentiality. STG acknowledges and agrees that this Agreement is
             ---------------
being executed in connection with the consummation of the transactions contemplated by the Agreement and Plan of Reorganization. Savoir and MCBA, jointly and severally, agree to use commercially reasonable efforts to assist IRA to maintain its present business relationship with the End User customers of MCBA for the benefit of IRA. Savoir and MCBA jointly and severally agree that they will (and will cause each person under their control to) keep confidential and not use any confidential information or make available to any others any documents, files, customer lists, price lists, or other papers or information concerning such End User Business except if required pursuant to an order of any court or administrative agency or otherwise required by law.

         11.  Miscellaneous Provisions.
              ------------------------

         11.1 Independent Contractor. STG and IRA are independent contractors.
              ----------------------
Neither party will have any right or authority to act on behalf of the other and neither party shall represent that it has such right or authority.

         11.2 Assignment. IRA agrees not to assign, or otherwise transfer, this
              ----------
Agreement or its rights under it or delegate its obligations or appoint another reseller (including a related company) or agent to represent it, without the consent of STG which shall not be unreasonably withheld. Any attempt to do either is void. STG agrees not to (a) assign, or otherwise transfer, this Agreement or its rights under it or (b) delegate its obligations or

    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

appoint another distributor (including a related company) or agent to represent it without the consent of IRA, which shall not be unreasonably withheld. A Change in Control of IRA shall be deemed an assignment for the purposes of this Section.

         11.3 Severability. If any provision of this Agreement, or the
              ------------
application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement, and (if appropriate) such provision to other persons or circumstances, shall remain in full force and effect and be interpreted so as best to reasonably effect the intent of the parties hereto.

         11.4 Waiver, Amendment, Modification. Any waiver, amendment or other
              -------------------------------
modification of this Agreement will not be effective unless in writing and signed by the party against whom enforcement is sought. The failure by either party to exercise any of its rights hereunder will not be deemed a waiver of such rights in the future or a waiver of any other rights under this Agreement.

         11.5 Notices. Any notice, approval or other communication required or
              -------
permitted under this Agreement between the parties will be given in writing and will be sent by facsimile, electronic mail or airmail, postage prepaid, to the address specified above or to any other address that may be designated by prior notice. Any notice, approval or other communication delivered by facsimile or electronic mail will be deemed to have been received the day it is sent, as confirmed by transmission receipt. Any notice, approval or other communication sent by airmail will be deemed to have been received on the seventh business day after its date of posting.

         11.6 Governing Law. This Agreement will be governed by and interpreted
              -------------
in accordance with the laws of the State of Delaware, excluding its conflict of law principles.

         11.7 Entire Agreement. This Agreement constitutes the complete and
              ----------------
entire statement of all terms, conditions and representations of agreement between STG and IRA with respect to the subject matter contained herein and supersedes all prior oral or written agreements or understandings.

INNOVATIVE BUSINESS SYSTEMS,            SAVOIR TECHNOLOGY GROUP, INC.
INC.



By                                      By
  -------------------------------         -------------------------------

Title                                   Title
     ----------------------------            -----------------------------

MCBA SYSTEMS, INC.



By
  -------------------------------

Title
     ----------------------------

CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF
THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
FILED WITH THE COMMISSION.


                                    EXHIBIT B
                                    ---------

                               MCBA PRICE SCHEDULE
                               -------------------


                    [******]      [****]     [****]     [*************
                                                        *****************]

[************]        [***]        [***]      [***]     [**********************]


[***]                 [***]        [***]      [***]     [**********************]


[********]            [***]        [***]      [***]     [**********************]


    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                 EXHIBIT 7.2(r)
                                 --------------
                        FORM OF AGREEMENT NOT TO COMPETE
                        --------------------------------

         THIS AGREEMENT NOT TO COMPETE (the "Non-Compete"), made and entered into as of __________, 1997 by and among SAVOIR TECHNOLOGY GROUP, INC., a
                                         -----------------------------
Delaware corporation ("STG"), and each of INNOVATIVE BUSINESS SYSTEMS, INC., an
                                          ---------------------------------
Alabama corporation ("IRA"), MCBA, INC., an Alabama corporation ("MCBA") and
                             ----------
JOHN HARKINS ("Harkins"),
------------

                               W I T N E S S E T H:

         WHEREAS, Harkins is a shareholder and officer of MCBA Systems, Inc., an Alabama corporation ("MCBA Systems"), a shareholder and officer of MCBA and a shareholder and officer of IRA; and

         WHEREAS, pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of November 22, 1997 (the "Agreement") by and among STG, MCBA Systems, STG Acquisition Corp. and Michael N. Gunnells and John Harkins (together, Michael N. Gunnells and Harkins are referred to herein as the "Shareholders"), the Shareholders intend to sell, convey, transfer, assign and deliver all of the issued and outstanding capital stock of MCBA Systems (the "Shares"), to STG in exchange for certain consideration; and

         WHEREAS, this Non-Compete is a condition precedent to the transaction contemplated in the Agreement, and STG would not consummate the transactions contemplated by the Agreement absent the execution by IRA, MCBA and Harkins of this Non-Compete:

         NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained in this Non-Compete and for other and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

         1. Definitions. Capitalized terms not otherwise defined in this
            -----------
Agreement shall have the meanings set forth in the Agreement.

         2. Term. STG and each of IRA, MCBA and Harkins hereby enter into this
            ----
Non-Compete for a term of three (3) years after Closing.

         3. Consideration for Covenant Not to Compete. The sole consideration
            -----------------------------------------
for the faithful performance of the obligations specified in Section 4 hereof by Harkins, MCBA and IRA shall be the consideration received by Harkins under the Agreement.

         4. Agreement Not to Compete. The Parties hereto agree that for the term
            ------------------------
of this Non-Compete, each of IRA, MCBA and Harkins will not, in any of the jurisdictions set forth in Exhibit A hereto, directly or indirectly, or through any affiliate: (a) sell as a distributor computer hardware, including, without limitation, midrange and mainframe computer systems, or services to value-added resellers, resellers, midrange or mainframe distributors or systems integrators or (b) approach, contact or solicit any employee of STG or any affiliate of STG to leave the employ of STG or any of its affiliates except through general employment advertising.

         5.  Interpretation.
             --------------

         (a) Each of IRA, MCBA and Harkins recognize that the foregoing covenant in Section 4, and the territorial, time and other limitations with respect thereto, are reasonable and properly required for the adequate protection of the acquisition of the Shares by STG, and agrees that such limitations are reasonable with respect to the business activities of IRA, MCBA and Harkins.

         (b) The Parties recognize that the laws and public policies of the various states of the United States and Delaware may differ as to the validity and enforceability of covenants similar to those contained in Section 4. It is the intention of the parties that the provisions of Section 4 shall be enforced to the fullest extent permissible under the laws and public policies of the State of Delaware and of any other jurisdiction in which enforcement may be sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of Section 4. To the extent that Section 4 shall be declared unenforceable in any one or more of such jurisdictions, such declaration shall not affect Section 4 with respect to each other jurisdiction, as Section 4 shall be construed to be severable and independent. If any provision of Section 4 shall be determined to be invalid or unenforceable, either in whole or in part, Section 4 shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of
Section 4 in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

         6. Remedies. In the event of a breach or a threatened breach of any of
            --------
the covenants contained in Section 4, STG shall, in addition to the remedies provided by law and in addition to seeking damages through the arbitration proceeding as provided in Section 13 hereof, have the right and remedy to have such covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any material breach of any of the covenants will cause irreparable injury to STG and that money damages will not provide an adequate remedy to STG.

         7. Successors and Assigns. This Non-Compete shall inure to the benefit
            ----------------------
of the successors and assigns of STG. Neither IRA, MCBA nor Harkins may assign its or his individual obligations hereunder, and any such proposed assignment shall be void. Subject to the foregoing, this Non-Compete shall inure to the benefit of, and bind the heirs, personal representatives, successors and assigns of MCBA, IRA and Harkins.

         8. Waiver. The failure of any party to insist, in any instance, upon
            ------
performance of any of the terms or conditions of this Non-Compete shall not be construed as a waiver of future performance of any such term or condition, and the obligations of any party with respect thereto shall continue in full force and effect.

         9. Effectiveness. The effectiveness of this Non-Compete is expressly
            -------------
conditioned on the closing of the transaction specified in the Agreement.

         10. Entire Agreement. This Non-Compete and the Agreement set forth the
             ----------------
entire agreement between the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing signed by the party against whom enforcement of any amendment is sought.

         11. Notices. All notices and demands provided for by this Non-Compete
             -------
shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given when mailed by first class mail enclosed in a registered or certified post-paid envelope addressed to the addresses of the parties set forth below or to such changed address as any such party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

      If to STG:                     Savoir Technology Group, Inc.
                                     254 E. Hacienda Avenue
                                     Campbell, CA 95008
                                     Attention:  Chief Financial Officer
                                     Fax:  (408) 370-4597

      with a copy to:                Pillsbury Madison & Sutro LLP
                                     2550 Hanover Street
                                     Palo Alto, CA 94304
                                     Attention:  Ms. Katharine A. Martin
                                     Fax:  (415) 233-4545

      If to IRA,                     Innovative Business Systems, Inc.
      Harkins or                     4955 Corporate Drive
      MCBA:                          Huntsville, AL 35806
                                     Attention:  John Harkins
                                     Fax:  (206) 726-9040

      with a copy to:                Lanier Ford Shaver & Payne P.C.
                                     Suite 5000, 200 West Side Square
                                     Huntsville, AL 35801-4816
                                     Attention:  Elizabeth W. Abel
                                     Fax:  (205) 533-9322

         12. Governing Law. This Non-Compete and its validity, construction and
             -------------
performance shall be governed in all respects by the internal laws of the State of Delaware without giving effect to principles of conflict of laws.

         13. Arbitration. All disputes arising out of or relating to this
             -----------
Non-Compete shall be determined by binding arbitration in accordance with the then current Commercial

Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. The parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, any party or the parties jointly shall request the American Arbitration Association to submit to each party an identical panel of fifteen (15) persons. Alternate strikes shall be made to the panel, commencing with the party bringing the claim, until the name of three (3) persons remain, or one person if the case is to be heard by a single arbitrator. The parties may, however, by mutual agreement request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three (3) arbitrators, as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the state of Delaware and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto and the subject matter. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be San Jose, California. Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other party's employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) are not empowered to award damages in excess of actual damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration.

         14. Attorneys. Pillsbury Madison & Sutro LLP has only represented STG
             ---------
in connection with this transaction. IRA, MCBA and Harkins have had an opportunity to consult with its/his counsel regarding the terms of this Non-Compete.

         15. Counterparts. This Non-Compete may be executed in any number of
             ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the date first written above.

                                        SAVOIR TECHNOLOGY GROUP, INC.



                                        By
                                          -------------------------------------

                                        Title
                                             ----------------------------------


                                        INNOVATIVE BUSINESS SYSTEMS, INC.


                                        By
                                          -------------------------------------

                                        Title
                                             ----------------------------------


                                        MCBA, INC.


                                        By
                                          -------------------------------------

                                        Title
                                             ----------------------------------



                                        ---------------------------------------
                                                      John Harkins

                                    EXHIBIT A
                                    ---------

I.  California Counties:
    -------------------

1.  Alameda                             22.  Riverside
2.  Alpine                              23.  Sacramento
3.  Calaveras                           24.  San Benito
4.  Contra Costa                        25.  San Bernardino
5.  El Dorado                           26.  San Diego
6.  Fresno                              27.  San Francisco
7.  Glenn                               28.  San Joaquin
8.  Kern                                29.  San Luis Obispo
9.  Kings                               30.  San Mateo
10. Lake                                31.  Santa Barbara
11. Los Angeles                         32.  Santa Clara
12. Madera                              33.  Santa Cruz
13. Marin                               34.  Sierra
14. Mariposa                            35.  Siskiyou
15. Mendocino                           36.  Solano
16. Merced                              37.  Sonoma
17. Monterey                            38.  Stanislaus
18. Napa                                39.  Sutter
19. Nevada                              40.  Ventura
20. Orange                              41.  Yolo
21. Placer                              42.  Yuba


II.  United States
     -------------

         1.  All of the States of the United States other than California.

         2.  Washington, D.C.

III.  Canada, Mexico and Puerto Rico.
      ------------------------------

                                 EXHIBIT 7.3(c)
                                 --------------

                        FORM OF OPINION OF FMT'S COUNSEL
                        --------------------------------



                                   ____, 1998



MCBA Systems, Inc.


Huntsville, Alabama


         Re:      Savoir Technology Group, Inc. - Acquisition of MCBA
                  Systems, Inc.


Ladies and Gentlemen:

         We have acted as counsel for Savoir Technology Group, Inc. ("STG") in connection with the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of November 22, 1997, by and among STG, MCBA Systems, Inc ("MCBA"), Michael N. Gunnells ("Gunnells") and John Harkins ("Harkins"). This letter is provided to you in satisfaction of the requirement set forth in
Section 7.3(c) of the Reorganization Agreement. Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

         In connection with the foregoing, we have examined the Reorganization Agreement, the exhibits and schedules to the Reorganization Agreement, records of proceedings of the directors and shareholders of STG, the Articles of Incorporation and Bylaws of STG, certificates of officers of STG and public officials, and such other documentation as we have deemed necessary or advisable in order to render the opinions expressed herein.

         Based upon the foregoing, it is our opinion that:

         1. STG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. STG has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         2. STG has all requisite corporate power and authority to enter into the Reorganization Agreement and the related agreements contemplated therein, and, subject to satisfaction of the conditions set forth in the Reorganization Agreement, to consummate the transactions contemplated thereby. The execution and delivery of the Reorganization

MCBA Systems, Inc.
______ __, 1998
Page 2

Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of STG. The Reorganization Agreement has been duly executed and delivered by STG and constitutes the valid and binding obligation of STG enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 7 to the Reorganization Agreement are satisfied, to our knowledge, the execution and delivery of the Reorganization Agreement do not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under any provision of the Articles of Incorporation or Bylaws of STG and STG Acquisition, or any contract identified as a material contract in STG's Form 10-K for the fiscal year ended December 31, 1996.

         3. To our knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to STG in connection with the execution and delivery of the Reorganization Agreement by STG or the consummation by STG of the transactions contemplated thereby, except for (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required by the Reorganization Agreement, (b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (c) the listing of the STG Common Stock on The Nasdaq Stock Market.

         4. The authorized capital stock of STG consists of 25,000,000 shares of Common Stock, par value $0.01 per share and 10,000,000 shares of Preferred Stock, par value $0.01 per share.

         5. The shares of STG Common delivered to you in connection with the Reorganization Agreement are duly authorized, validly issued, and when paid for in accordance with the Reorganization Agreement, will be fully paid and nonassessable.

         The foregoing opinion is subject to the following qualifications:

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or telecopied originals, the legal capacity of all natural persons, and as to documents executed by entities other than STG, that such entity has complied with any applicable requirement to file tax returns and pay taxes under applicable state franchise tax laws and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against such entities. This opinion is limited in

MCBA Systems, Inc.
______ __, 1998
Page 3


all respects to matters governed by the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion concerning the laws or regulations of any other jurisdiction or jurisdictions.

         We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Reorganization Agreement that would modify the terms or rights and obligations of the parties thereunder.

         Whenever a statement herein is qualified by "to the best of our knowledge," "we are not aware" or similar phrase, it indicates that in the course of our representation of STG no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein.

         This opinion is being delivered to you by us as counsel to STG and may not be delivered to or relied upon by any other person without our express written approval.


                                        Very truly yours,



E-05573

                                   EXHIBIT 8.2
                                   -----------
                            FORM OF ESCROW AGREEMENT
                            ------------------------

         THIS ESCROW AGREEMENT, made as of the ____ day of __________, 1998, by and among SAVOIR TECHNOLOGY GROUP, INC., a Delaware corporation ("STG"), MICHAEL
          -----------------------------                                  -------
N. GUNNELLS ("Gunnells") and JOHN HARKINS ("Harkins") (together the "Selling
-----------
Shareholders"), and FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION ("Escrow
                    -----------------------------------------------
Agent"),

                              W I T N E S S E T H:

         WHEREAS, STG and the Selling Shareholders have entered into an Agreement and Plan of Reorganization dated November 22, 1997 (the "Agreement and Plan of Reorganization"), a copy of which has been delivered to the Escrow Agent; and

         WHEREAS, Section 8.2 of the Agreement and Plan of Reorganization provides that STG will deposit ten percent (10%) of the shares of STG Common Stock payable to the Selling Shareholders as Initial Consideration pursuant to
Section 2.6(a) of the Agreement and Plan of Reorganization into an escrow for the purpose of securing STG's claims for indemnification pursuant to Article 8 and Section 6.8 of the Agreement and Plan of Reorganization; and

         WHEREAS, the Escrow Agent is willing to act as escrow agent for STG and the Selling Shareholders on the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, the parties agree as follows:

         1. Definitions. Capitalized terms not otherwise defined in this
            -----------
Agreement shall have the meanings set forth in the Agreement and Plan of Reorganization.

         2. Establishment of Escrow. On the date of this Agreement, STG will
            -----------------------
deliver to the Escrow Agent ten percent (10%) of the shares of STG Common Stock payable to the Selling Shareholders as initial consideration pursuant to Section 2.6(a) of the Agreement and Plan of Reorganization registered in the name of the Escrow Agent in accordance with Section 8.2 of the Agreement and Plan of Reorganization (the "Escrow Fund"). The Escrow Fund shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein. STG shall pay all costs and fees of the Escrow Agent in connection with this Agreement, as set forth on the Depository Escrow Fee Schedule attached hereto (the "Fee Schedule").

         3. Escrow Provisions. The provisions of the escrow shall be as set
            -----------------
forth in Sections 8.2 through 8.10 of the Agreement and Plan of Reorganization, the Fee Schedule and the "General Provisions for Corporate Escrow Agreement" attached hereto (the "General Provisions"). In the event of any conflict between Sections 8.2 through 8.10 of the Agreement and Plan of Reorganization and the General Provisions or the Fee Schedule, the General Provisions and the Fee Schedule shall govern, provided that STG shall pay all costs and fees of the Escrow Agent in connection with this Agreement and the Selling Shareholders shall have no liability therefor.

         4.  Miscellaneous.
             -------------

         (a) This Agreement shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

         (b) Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid by telecopy, or by courier service, as follows:


                                     Savoir Technology Group, Inc.
                                     254 E. Hacienda Avenue
                                     Campbell, CA 95008
                                     Attention:  Chief Financial Officer
                                     Fax:  (408) 370-4597

         with a copy to:             Pillsbury Madison & Sutro LLP
                                     2550 Hanover Street
                                     Palo Alto, CA 94304
                                     Attention:  Ms. Katharine A. Martin
                                     Fax:  (415) 233-4545

         And                         MCBA Systems, Inc.
                                     4955 Corporate Drive
                                     Huntsville, AL 35806
                                     Attention:  Michael N. Gunnells
                                     Fax:  (206) 726-9040

         with a copy to:             Lanier Ford Shaver & Payne P.C.
                                     Suite 5000, 200 West Side Square
                                     Huntsville, AL 35801-4816
                                     Attention:  Elizabeth W. Abel
                                     Fax:  (205) 533-9322


or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

         (c) Attorneys' Fees. If any legal action is brought for the enforcement of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       SAVOIR TECHNOLOGY GROUP, INC.,
                                       a Delaware corporation



                                       By
                                         --------------------------------------

                                       Title
                                            -----------------------------------


                                       SELLING SHAREHOLDERS
                                       --------------------


                                       ----------------------------------------
                                                  Michael N. Gunnells


                                       ----------------------------------------
                                                     John Harkins


                                       ESCROW AGENT
                                       ------------

                                       FIRST TRUST OF CALIFORNIA,
                                       NATIONAL ASSOCIATION



                                       By
                                         --------------------------------------
                                                      Cora Murphy
                                                     Trust Officer